SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                     of 1934

       Date of Report (Date of Earliest Event Reported): February 26, 1999


                          Travel Ports of America, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

                                   000-14998
                              (Commission File No.)

                                    16-1128554
                       (I.R.S. Employer Identification No.)

            3495 Winton Place, Building C, Rochester, New York 14623
               (Address of Principal Executive Office) (Zip Code)

                                   716-272-1810
              (Registrant's Telephone Number, Including Area Code)




Item 5.  Other Events.

         On February 26, 1999, the Registrant entered into a merger agreement with TravelCenters of America, Inc. ("TA" and TP Acquisition, Inc., a wholly-owned subsidiary of TA, whereby TP Acquisition, Inc. will be merged with and into the Registrant. Under the terms of the merger agreement, TA will pay $4.30 per share of the Registrant, except that the Chairman and C.E.O. of the Registrant will exchange approximately 653,000 of the Registrant's shares to TA voting shares. A closing of the merger is subject to a variety of conditions, including approval by the Registrant's shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      None
(b)      None
(c)      Exhibits
         Exhibit 2.        Agreement and Plan of Merger
         Exhibit 99.       Press Release


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Rochester, New York, on March 10, 1999.


                                            Travel Ports of America, Inc.

                                            By:      /s/ John M. Holahan
                                                     John M. Holahan, President



                                    EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         TRAVELCENTERS OF AMERICA, INC.,

                              TP ACQUISITION, INC.

                                       and

                          TRAVEL PORTS OF AMERICA, INC.



                          Dated as of February 26, 1999




                                TABLE OF CONTENTS


ARTICLE I  THE MERGER.........................................................2
1.1        The Merger.........................................................2
1.2        Closing............................................................2
1.3        Effective Time of the Merger.......................................2
1.4        Effects of the Merger..............................................3
1.5        Certificate of Incorporation; By-Laws..............................3
1.6        Directors..........................................................3
1.7        Officers...........................................................3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITALIZATION
OF THE CONSTITUENT CORPORATIONS...............................................3
2.1        Effect on Capital Stock............................................3
2.2        Stock Options, Warrants and Convertible Securities.................4
2.3        Exchange of Certificates...........................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................7
3.1        Organization, Standing and Corporate Power.........................7
3.2        Subsidiaries.......................................................8
3.3        Capital Structure..................................................8
3.4        Authority; Noncontravention; Consents..............................9
3.5        SEC Documents; Undisclosed Liabilities............................10
3.6        Information Supplied..............................................11
3.7        Absence of Certain Changes or Events..............................11
3.8        Litigation; Labor Matters; Compliance with Laws...................11
3.9        Millennium Compliance.............................................12
3.10       Employee Benefit Plans............................................13
3.11       Taxes.............................................................14
3.12       Environmental Matters.............................................15
3.13       Material Contracts................................................17
3.14       Brokers...........................................................18
3.15       Opinion of Financial Advisor......................................18
3.16       Board Recommendation..............................................18
3.17       Required Company Vote.............................................18
3.18       State Takeover Statutes...........................................18
3.19       Affiliate.........................................................19
3.20       Intellectual Property.............................................19
3.21       Related Party Transactions........................................20
3.22       Permits...........................................................20
3.23       Insurance Policies................................................20
3.24       Certain Business Practices........................................21
3.25       Suppliers and Customers...........................................21
3.26       Warranties........................................................21
3.27       Title to and Condition of Assets..................................21
3.28       Real Estate.......................................................22
3.29       Perk Development Corp.............................................25
3.30       Vehicles..........................................................25

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER
AND MERGERCO.................................................................25
4.1        Organization, Standing and Corporate Power........................25
4.2        Authority; Noncontravention; Consents.............................25
4.3        Brokers...........................................................26
4.4        Information Supplied..............................................27
4.5        Financing.........................................................27

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS
PRIOR TO MERGER..............................................................27
5.1        Conduct of Business in Ordinary Course............................27
5.2        Changes in Employment Arrangements................................29
5.3        Severance.........................................................30
5.4        WARN Act..........................................................30

ARTICLE VI  ADDITIONAL AGREEMENTS............................................30
6.1        Proxy Statement; Shareholders Meeting.............................30
6.2        Access to Information; Confidentiality............................31
6.3        Reasonable Best Efforts...........................................32
6.4        Public Announcements..............................................32
6.5        Other Offers to Acquire the Company...............................33
6.6        Resignation of Directors..........................................35
6.7        Notification of Certain  Matters..................................35
6.8        State Takeover Laws...............................................35
6.9        Company 401(k) and Bonus Plan.....................................35
6.10       State Environmental Transfer Notifications........................35
6.11       Severance Plan....................................................36
6.12       Option Cancellation Agreements....................................36
6.13       Warrant Cancellation Agreements...................................36
6.14       Redemption of Convertible Debt Securities.........................36
6.15       Repayment of Indebtedness.........................................37
6.16       Environmental Diligence...........................................37
6.17       Amendment of Sublease.............................................37
6.18       Termination of Consulting Agreement for E. Philip Saunders........38
6.19       Griffith Oil Fuel Supply Contract.................................38
6.20       Indemnification...................................................38
6.21       Payment of Transfer Taxes.........................................39
6.22       Non-Solicitation of Employees.....................................39
6.23       Conflicts, Violations, Defaults, Assignments and Notices..........39
6.24       Wyoming Lease.....................................................39
6.25       Termination of Options............................................39

ARTICLE VII CONDITIONS PRECEDENT TO MERGER...................................40
7.1        Conditions to Each Party's Obligation.............................40
7.2        Conditions to Obligations of the Buyer and MergerCo...............40
7.3        Conditions to Obligations of the Company..........................42

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..............................43
8.1        Termination.......................................................43
8.2        Effect of Termination.............................................45
8.3        Amendment.........................................................45
8.4        Extension; Waiver.................................................45
8.5        Procedure for Termination, Amendment, Extension or Waiver.........46

ARTICLE IX GENERAL PROVISIONS................................................46
9.1        Nonsurvival of Representations and Warranties.....................46
9.2        Fees and Expenses.................................................46
9.3        Notices...........................................................49
9.4        Definitions.......................................................50
9.5        Interpretation....................................................52
9.6        Counterparts......................................................52
9.7        Entire Agreement; No Third Party Beneficiaries....................52
9.8        Governing Law Jurisdiction and Venue..............................53
9.9        Assignment........................................................53
9.10       Enforcement.......................................................53




                        AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 26th day of February, 1999, by and among TravelCenters of America, Inc., a Delaware corporation ("Buyer"), TP Acquisition, Inc., a New York corporation and wholly owned subsidiary of Buyer ("MergerCo"), and Travel Ports of America, Inc., a New York corporation (the "Company"). Capitalized terms not otherwise defined herein are defined in Section 9.4 of this Agreement.

         WHEREAS, the respective Boards of Directors of the Company, Buyer and MergerCo have determined that the merger of MergerCo with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective companies and shareholders, and such Boards of Directors have approved the Merger, pursuant to which each common share, par value $.01 per share, of the Company (the "Company Common Shares") issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.3) will be converted into the right to receive cash, other than (i) Company Common Shares owned by the Company or any of its Subsidiaries and (ii) Company Common Shares owned by Buyer, MergerCo or any other Subsidiary of Buyer;

         WHEREAS, the Merger and this Agreement require the affirmative vote of the holders of two-thirds of the issued and outstanding Company Common Shares for the approval thereof (the "Company Shareholder Approval");

         WHEREAS, concurrently with the execution hereof, certain shareholders of the Company have executed and delivered to Buyer and MergerCo a Voting Agreement of even date herewith, in substantially the form attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote in favor of the Merger and the adoption of this Agreement, and which Voting Agreement has been relied upon by Buyer and MergerCo in their respective decisions to execute this Agreement;

         WHEREAS, concurrently with the execution hereof, E. Philip Saunders and Buyer have executed and delivered a Share Exchange Agreement of even date herewith, in substantially the form attached hereto as Exhibit B (the "Share Exchange Agreement"), pursuant to which a contemplated share exchange (the "Share Exchange") will occur prior to the Effective Time of the Merger (as defined in Section 1.3), and which Share Exchange Agreement has been relied upon by Buyer and MergerCo in their respective decisions to execute this Agreement;

         WHEREAS, the Board of Directors of the Company has approved, in addition to the Merger, the transactions contemplated by the Voting Agreement and the Share Exchange Agreement; and

         WHEREAS, Buyer, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Law of the State of New York (the "NYBCL"), MergerCo shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.3). At the Effective Time of the Merger, the separate existence of MergerCo shall cease, and the Company shall continue under the name "Travel Ports of America, Inc." as the surviving corporation (the "Surviving Corporation") and shall be a wholly owned subsidiary of Buyer. At the election of Buyer or MergerCo, (i) any direct or indirect wholly owned subsidiary of Buyer may be substituted for and assume all of the rights and obligations of MergerCo as a constituent corporation in the Merger or (ii) the Company may be merged with and into MergerCo with MergerCo continuing as the Surviving Corporation with the effects set forth above and in Section 1.4. In either such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. In addition, at Buyer's election, the Merger may alternatively be structured to allow Buyer to commence, or cause MergerCo, or any other direct or indirect
Subsidiary of Buyer, to commence, a tender offer to acquire all the Company Common Shares; provided, however, that, in the event of the commencement of a tender offer, the same consideration per share shall be paid to all shareholders of the Company, whether pursuant to the tender offer or any subsequent merger (except to the extent provided in the Share Exchange Agreement) and, provided, further, that no such change shall (i) reduce or change the form of the Merger Consideration (as defined in Section 2.1(d)), (ii) diminish the benefits to be received by directors, officers or employees of the Company or alter or change the amount or kind of consideration for, or the treatment of, Company Stock Options, Company Warrants or Convertible Debt Securities as set forth in this Agreement, (iii) adversely affect the tax treatment to the Company's shareholders as a result of receiving the Merger Consideration, (iv) materially impede or delay consummation of the Merger or (v) result in any representation or warranty of any party becoming incorrect in any material respect. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after the satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114-2688, unless another date, time or place is agreed to in writing by the parties.

         1.3 Effective Time of the Merger. On the Closing Date, the parties shall file a Certificate of Merger and other appropriate documents (collectively, the "Certificate of Merger") with the Department of State of the State of New York, executed in accordance with the relevant provisions of the NYBCL, and the parties shall make all other filings or recordings required under the NYBCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Department of State of the State of New York or at such other time as is agreed to by the Company and MergerCo and is specified in the Certificate of Merger in accordance with the NYBCL (the "Effective Time of the Merger").

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the NYBCL.

         1.5 Certificate of Incorporation; By-laws. The Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation following the Merger.

         1.6 Directors. The directors of MergerCo at the Effective Time of the Merger shall be the directors of the Surviving Corporation following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 Officers. The officers of MergerCo at the Effective Time of the Merger shall be the officers of the Surviving Corporation following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITALIZATION
                         OF THE CONSTITUENT CORPORATIONS

         2.1 Effect on Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Company Common Shares or any shares of capital stock of MergerCo:

         (a) Common Shares of MergerCo. Each common share of MergerCo issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one common share, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Shares of the Company. Each Company Common Share that is owned by the Company or any of its Subsidiaries ("Treasury Shares") shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (c) Cancellation of Excluded Shares. Each Company Common Share owned by Buyer, MergerCo or any other Subsidiary of Buyer ("Excluded Shares") issued and outstanding immediately prior to the Effective Time of the Merger shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (d) Conversion of Company Common Shares. Subject to Section 2.3 below, each issued and outstanding Company Common Share, other than Excluded Shares, shall be converted into the right to receive in cash from the Surviving Corporation following the Merger an amount equal to $4.30 (the "Merger Consideration"). Contextually, the term "Merger Consideration" shall mean the per share amount in reference to the consideration designated on a per share basis, and otherwise shall refer to the aggregate consideration represented by the per share amount multiplied by the total number of Company Common Shares
(other than Excluded Shares) then outstanding. Subject to any applicable tax withholding requirements, the Merger Consideration shall be paid to the holders of Company Common Shares in cash.

         (e) Cancellation of Company Common Shares. At the Effective Time of the Merger, all Company Common Shares issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and automatically shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Shares shall cease to have any rights with respect thereto, except the right, if any, under this
Section 2.1 to receive the Merger Consideration applicable thereto upon the surrender of such certificate in accordance with Section 2.3.

         2.2 Stock Options, Warrants and Convertible Securities. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (a) amend the Roadway Motor Plazas, Inc. Employees Incentive Stock Option Plan, the Roadway Motor Plazas, Inc. 1991 Employees Incentive Stock Option Plan, the Travel Ports of America, Inc. 1993 Employees Incentive Stock
Option Plan, the Travel Ports of America, Inc. 1995 Employees Incentive Stock Option Plan, the 1996 Incentive Stock Option Plan and any other existing plans (collectively, the "Company Stock Option Plans") and/or adjust the terms of each outstanding option to purchase any Company Common Shares (collectively, "Company Stock Options") granted thereunder and remaining unexercised to provide that, no less than 10 business days prior to the Effective Time of the Merger, each Company Stock Option outstanding immediately prior to such time shall vest;

                  (b) as soon as practicable following the date of this Agreement, but in no event later than two business days following the mailing of the Proxy Statement, cause written notification of the Merger to be given to each holder of Company Stock Options granted under the Company Stock Option Plans and obtain, as promptly thereafter as reasonably practicable, from each holder of Company Stock Options an agreement, in form and substance satisfactory to Buyer (an "Option Cancellation Agreement"), requiring each holder thereof (i) with respect to any such Company Stock Options having an exercise price less than the Merger Consideration, either to (A) exercise such Company Stock Option (whether or not such Company Stock Option was exercisable immediately before such notification was given) no later than the Effective Time of the Merger or
(B) elect to receive a cash payment in an amount equal to the product of (I) the total number of Company Common Shares subject to such Company Stock Option and
(II) the excess of the Merger Consideration over the exercise price per share of Company Common Shares subject to such Company Stock Option, payable promptly following the Effective Time of the Merger and (ii) with respect to all Company Stock Options held by such holder, regardless of the exercise price thereof or any election made pursuant to the foregoing provision, to surrender all rights with respect to each Company Stock Option as of the Effective Time of the Merger;

                  (c) cause  timely  written  notification  of the  Merger to be given to each holder of an outstanding warrant (a "Company Warrant"), including, without limitation, the warrants governed by the Cephas Capital Partners, L.P. Stock Purchase Warrant (the "Cephas Warrant Agreement") or the 1995 Warrant Agreement (the "1995 Warrant Agreement") (collectively, the "Warrant Agreements"), and obtain from each holder of Company Warrants an agreement, in form and substance satisfactory to Buyer (a "Warrant Cancellation Agreement"), requiring each holder thereof (i) with respect to such Company Warrants having an exercise or conversion price less than the Merger Consideration, either to
(A) exercise such Company Warrant in accordance with the terms of each Warrant Agreement or (B) elect to receive a cash payment in an amount equal to the product of (I) the total number of Company Common Shares subject to such Company Warrant and (II) the excess of the Merger Consideration over the exercise price per share of Company Common Shares subject to such Company Warrant payable promptly following the Effective Time of the Merger or (ii) in the case of Company Warrants, including warrants granted under the Cephas Warrant Agreement, which are not in the money, cause the cancellation of such Company Warrants by taking such other steps as may be necessary in order to cause such cancellations; including making all payments required to be made in connection therewith, and, in either case, with respect to all Company Warrants, regardless of the exercise or conversion price thereof, to surrender all rights with respect to each Company Warrant as of the Effective Time of the Merger;

                  (d)  cause  each   outstanding   convertible   debt  security,
including, without limitation, the Company's 8.5% Senior Subordinated Convertible Debentures due January 15, 2005 (the "Convertible Debentures") and the Company's 7.81% Convertible Subordinated Note due December 4, 2007 (the "Convertible Note" and, collectively with the Convertible Debentures, the "Convertible Debt Securities"), to be redeemed or otherwise paid in full, or, at the option of the holder thereof, to be converted into Company Common Shares, in accordance with the terms thereof, prior to the Effective Time of the Merger; provided, however, that no such redemption or payment of the Convertible Note shall occur without the prior consent and approval of Buyer; and

                  (e) except as provided herein or as otherwise agreed to by the parties, the Company Stock Option Plans, the Warrant Agreements, the Convertible Debt Securities (and any indenture or other agreement governing the terms thereof) and any other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall terminate as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of a Company Stock Option, a Company Warrant, any Convertible Debt Securities nor any participant in any Company Stock Option Plan shall have any right thereunder to acquire any equity securities of the Company or the Surviving Corporation following the Merger.

Notwithstanding the foregoing, any payments made by the Company to holders of Company Stock Options, Company Warrants or Convertible Debt Securities pursuant to this Section 2.2 shall be reduced by any applicable withholding taxes and shall be subject to the prior approval of Buyer. The Company shall provide Buyer with a reasonable opportunity to review and comment on all notices, correspondence and Contracts delivered pursuant to or in connection with this
Section 2.2 prior to the delivery of such documents and the Company shall use its best efforts to reflect all such reasonable comments. The Company hereby represents and warrants upon the taking of the actions specified above, immediately following the Effective Time of the Merger, and after giving effect to the payments described in this Section 2.2, no holder of a Company Stock Option, or any participant in any Stock Option Plan, or any holder of any Company Warrant or Company Debt Security shall have the right thereunder to acquire equity securities of the Company or the Surviving Corporation, or any other benefit, after the Merger.

         2.3      Exchange of Certificates.

         (a) Exchange Agent. At the Effective Time of the Merger, Buyer shall deposit or cause to be deposited the aggregate Merger Consideration with The Chase Manhattan Bank, which shall act as exchange agent (the "Exchange Agent") for the benefit of the holders of Company Common Shares and for exchange in accordance with this Article II. Promptly after the Effective Time of the Merger, the Exchange Agent shall mail to each record holder (other than holders of Excluded Shares), as of the Effective Time of the Merger, of an outstanding certificate or certificates that immediately prior to the Effective Time of the Merger represented Company Common Shares (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor (or such other documents as may reasonably be required in connection with such surrender) in customary form to be agreed upon by Buyer and the Company prior thereto.

         (b) Exchange Procedures. After the Effective Time of the Merger, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to receive the amount of Merger Consideration into which such surrendered Certificate or Certificates shall have been converted pursuant to this Agreement. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of Certificates, and if Certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration applicable thereto. If the Merger Consideration is to be remitted to a name other than that in which any Certificate surrendered for exchange is registered, it shall be a condition of such exchange that such Certificate shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Surviving
Corporation or its transfer agent any transfer or other taxes required or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration applicable thereto as contemplated by Section 2.1. NO INTEREST WILL BE PAID OR WILL ACCRUE ON ANY CASH PAYABLE AS MERGER CONSIDERATION. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such amount as Buyer reasonably may direct as indemnity against any claim that may be made against it with respect to such Certificate, or the rovision of other reasonable assurances requested by Buyer, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable with respect thereto pursuant to this Agreement.

         (c) No Further Ownership Rights in Company Common Shares Exchanged for Cash. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares represented by such Certificates.

         (d) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.3 (the "Exchange Fund") that remains undistributed to the holders of Certificates for six months after the Effective Time of the Merger shall be delivered to the Surviving Corporation upon demand therefor, and any holders of Company Common Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation, and only as general creditors thereof, for payment of any claim for cash to which such holders may be entitled.

         (e) No Liability. None of Buyer, MergerCo, the Company or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the earlier of (i) one year after the Effective Time of the Merger and (ii) immediately prior to the date on which any cash in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

         (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in U.S. Treasury securities or obligations of or guaranteed by the United States of America or any agency thereof with a maturity not later than one year from the date of this Agreement, either outright or in connection with repurchase agreements covering such obligations, or in any fund that invests solely in such securities, as directed by Buyer. Any interest and other income resulting from such investments shall be paid to Buyer.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as specifically referenced or accrued and reserved for in the SEC Financial Statements (as defined in Section 3.5), the Company hereby represents and warrants to Buyer and MergerCo as follows:

         3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to own, lease and operate its assets and to carry on its business as and where such assets are now owned or leased and operated and as such business presently is being conducted. Set forth in Section 3.1 of the attached Disclosure Schedule delivered by the Company to MergerCo at the time of execution of this Agreement (the "Disclosure Schedule") are complete and correct copies of the Certificate of Incorporation, as amended, and By-Laws, as amended, of the Company. The Company has delivered to MergerCo complete and correct copies of the Certificate of Incorporation and By-Laws (or other comparable organizational documents) of each of the Subsidiaries of the Company, in each case as amended to the date of this Agreement. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction listed in Section 3.1 of the Disclosure Schedule and in each other jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

         3.2 Subsidiaries. Section 3.2 of the Disclosure Schedule lists all of the Subsidiaries of the Company. All of the outstanding shares of capital stock, partnership interests, membership interests or other ownership interests of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company free and clear of all Liens. Except for the ownership interests disclosed in Section 3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, or other ownership interests in, any other Person.

         3.3      Capital Structure.

         (a) Equity Securities. The authorized capital stock of the Company consists of 10,000,000 Company Common Shares and 1,000 preferred shares, par value $.01 per share (the "Company Preferred Shares"). There are no outstanding Company Preferred Shares. As of the close of business on February 12, 1999, there were (i) 6,655,972 Company Common Shares issued and outstanding, (ii) no Treasury Shares, (iii) 906,565 Company Common Shares issuable upon the exercise of outstanding Company Stock Options, (iv) 179,960 Company Common Shares reserved for issuance upon the exercise of authorized but unissued Company Stock Options, (v) 143,943 Company Common Shares issuable upon the conversion of outstanding Company Warrants and (vi) 1,762,056 Company Common Shares issuable upon the exercise of the outstanding Convertible Debt Securities. Section 3.3(a) of the Disclosure Schedule sets forth the exercise or conversion price, as the case may be, as of the date hereof for each outstanding Company Stock Option, each outstanding Company Warrant and each outstanding Convertible Debt Security. Except as set forth above or in Section 3.3(a) of the Disclosure Schedule, no shares of capital stock or other equity securities of the Company are outstanding or reserved for issuance. All outstanding Company Common Shares are, and all Company Common Shares that may be issued pursuant to the exercise of Company Stock Options, the Company Warrants and the Convertible Debt Securities will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as described in this Section 3.3 or in Section 3.3(a) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. Except as set forth in Section 3.3(a) of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries and (ii) to the Knowledge of the Company, there are no irrevocable proxies with respect to any shares of capital stock of the Company or any of its Subsidiaries.

         (b)  Indebtedness.  Set  forth  in  Section  3.3(b)  of the  Disclosure
Schedule is all outstanding Indebtedness of the Company and its Subsidiaries and, except with respect to any capital leases of the Company that are not in default or accelerated under the terms of such lease, all fees and penalty payments or other costs associated with the prepayment of such Indebtedness.

         (c) Stock Ownership of Affiliates. Section 3.3(c) of the Disclosure Schedule sets forth the record and, to the Knowledge of the Company, beneficial ownership of, and voting power in respect of, the capital stock of the Company held by the Company's directors and officers and held by shareholders owning five percent (5%) or more of the outstanding Company Common Shares.

         (d) Agreements with Shareholders. Except for the Contracts disclosed in
Section 3.3(d) of the Disclosure Schedule, there are no Contracts pursuant to which the Company is or could be required to register Company Common Shares or other securities under the Securities Act or, to the Knowledge of the Company, other Contracts with or among any security holders of the Company with respect to any securities of the Company.

         3.4      Authority; Noncontravention; Consents.

         (a) Authority. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the receipt of Company Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby (including the transactions contemplated by the Voting Agreement and the Share Exchange Agreement). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the transactions contemplated by the Voting Agreement and the Share Exchange Agreement) have been duly authorized by the Company's Board of Directors, which constitutes all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the receipt of Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity.

         (b) Noncontravention. Except as disclosed in Section 3.4(b) of the Disclosure Schedule, the execution and delivery of this Agreement, the Voting Agreement and the Share Exchange Agreement do not, and the consummation of the transactions contemplated thereby, including consummation of the Merger, will not, conflict with, or result in any breach or violation of, or result in any default (with or without notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or "put" with respect to, or result in the loss of any benefit or other right or the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, under (i) the Certificate of Incorporation, as amended, or By-Laws, as amended, of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any Contract to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets is subject, (iii) any Permit issued to the Company or any of its Subsidiaries or to which any of their respective properties or assets is subject, or (iv) any law, regulation, rule, judgment, order, decree or arbitration award to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject other than any such conflicts, violations or defaults that are set forth on Section 3.4(b) of the Disclosure Schedule and will be cured or waived prior to the Shareholders Meeting.

         (c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person under any Contract to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject, or under any Permit issued to the Company or any of its Subsidiaries or to which any of their respective properties or assets is subject, is required in connection with the execution and delivery of this Agreement, the Voting Agreement or the Share Exchange Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, other than (i) the filing of a pre-merger notification and report form by the Company under the HSR Act,
(ii) the filing with the SEC of a proxy statement relating to the Company Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Department of State of the State of New York and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.4(c) of the Disclosure Schedule and (v) consents that are not material to the transactions contemplated hereby or to Surviving Corporation's financial condition, results of operations or ownership or usefulness of its assets.

         3.5      SEC Documents; Undisclosed Liabilities.

         (a) SEC Documents. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as amended, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including footnotes) of the Company included in the SEC Documents (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be specifically indicated in the notes thereto), and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated income, shareholders' equity and cash flows for the periods then ended.

         (b) Undisclosed Liabilities. Except as disclosed in Section 3.5 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities other than (i) Liabilities reflected in accordance with generally accepted accounting principles applied on a consistent basis on the most recent balance sheet of the Company and its consolidated Subsidiaries included in the SEC Financial Statements, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries included in the SEC Financial Statements, and (iii) Liabilities specifically incurred in connection with the transactions contemplated by this Agreement.

         3.6 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to the information supplied by Buyer, MergerCo or any of their Affiliates in writing specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         3.7 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or in Section 3.7 of the Disclosure Schedule, since April 30, 1998, each of the Company and its Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any Material Adverse Change with respect to the Company, (ii) any condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company, (iii) any event that, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 hereof without the prior written consent of MergerCo, or (iv) any condition, event or occurrence that could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         3.8      Litigation; Labor Matters; Compliance with Laws.

         (a) Litigation. Except as disclosed in Section 3.8(a) of the Disclosure Schedule, there is no claim, suit, action, investigation or proceeding pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement nor is there any judgment, decree, injunction, rule, order or arbitration award outstanding against the Company or any of its Subsidiaries having or which in the future could have any such effect.

         (b) Labor Matters. Except as disclosed in Section 3.8(b) of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or other Contract with any labor union or labor organization and, to the Knowledge of the Company, within the past three years there has not been any attempt by any labor organization to organize any of the employees of the Company or any Subsidiary into a collective bargaining unit, and there is no imminent threat of an attempt to organize such a union, (ii) neither the Company nor any of its Subsidiaries has been notified of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, (iii) there is no strike, work stoppage or other labor dispute involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, (iv) there are no pending claims by any of the employees, former employees or beneficiaries of employees of the Company or any of its Subsidiaries with respect to their employment or the benefits incident thereto, including without limitation any discrimination claims, sexual harassment claims or workers' compensation claims and (v) other than any Liability arising directly from an act of the Buyer not otherwise contemplated by this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is liable for any severance pay or other payments to any employee, former employee or beneficiary of any employee or former employee, arising out of any termination of employment or other change in the legal relationship with such Person or under any Employee Benefit Plan or Other Plan, nor will the Company or any of its Subsidiaries have any Liability, under any applicable Law or otherwise, as a result of the transactions contemplated hereby or as a result of the termination of any employees by the Company or any of its Subsidiaries prior to the Effective Time of the Merger.

         (c) Compliance with Laws. Except as disclosed in Section 3.8(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any law, regulation or rule that, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Section 3.8(c) of the Disclosure Schedule, there have been no allegations or inquiries concerning any violation of any law, regulation or rule by the Company or any of its Subsidiaries within the past three years, which violation or violations, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect on the Company.

         3.9 Millennium Compliance. Except as disclosed in Section 3.9 of the Disclosure Schedule or in the SEC Documents, all information systems used in connection with the operations of the Company and its Subsidiaries are Millennium Compliant. For purposes of this Agreement, "Millennium Compliant" means the ability when used individually or in conjunction with any other systems, software or equipment to: (i) accurately process Date Data before, after and across December 31, 1999 and throughout the year 2000 and beyond (including by recognizing the year 2000 as a leap year); (ii) provide correct results when moving backwards and forwards between the 20th and 21st century; and (iii) function without error or without interruption related to or caused by Date Data. For the purposes of this Agreement, "Date Data" means data that represents or references dates in the same and/or different centuries. The Company has made reasonable inquiries of its vendors and suppliers with respect to whether their information systems are Millennium Compliant and, except as disclosed in Section 3.9 of the Disclosure Schedule or in the SEC Documents, has no basis for believing that any failure on the part of any vendor or supplier to be Millennium Compliant will have a Material Adverse Effect on the Company.

         3.10     Employee Benefit Plans.

         (a) General. Except as disclosed in Section 3.10(a) of the Disclosure Schedule, neither the Company nor any entity which is or was considered one employer with the Company under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") maintains or is required to contribute to any Employee Benefit Plan or Other Plan. The Company has delivered to Buyer accurate and complete copies of each such written Employee Benefit Plan and Other Plan, and an accurate and complete written description of each such oral Employee Benefit Plan and Other Plan, in each case with all modifications and amendments thereto. Except as otherwise disclosed in Section 3.10(a) of the Disclosure Schedule, no Employee Benefit Plan or Other Plan provides benefits for persons who are not active employees or directors of the Company or any of its Subsidiaries.

         (b) No Breaches or Violations. Except as disclosed in Section 3.10(b) of the Disclosure Schedule, each Employee Benefit Plan and Other Plan maintained by the Company or any ERISA Affiliate has been operated, in all material respects, in accordance with its terms and is not in violation of any law, regulation or rule that individually or in the aggregate would have or could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any ERISA Affiliate has, and to the Knowledge of the Company no other Person has, engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code) with respect to any Employee Benefit Plan which the Company or any ERISA Affiliate maintains, or to which the Company or any ERISA Affiliate contributes, which could subject the Company or any ERISA Affiliate or any such other Person to any Liability. No event has occurred and no condition exists that would subject the Company or any ERISA Affiliate to any Tax under Code Sections 4971, 4972, 4977 or 4979, or to a fine under ERISA Sections 502(c) or 502(l).

         (c) Amendments and Terminations. Except as disclosed in Section 3.10(c) of the Disclosure Schedule, each of the Company and each ERISA Affiliate has the right to amend or terminate, without the consent of any other Person, any Employee Benefit Plan or Other Plan which it maintains, except as prohibited by law.

         (d) No New Benefits. Except as disclosed in Section 3.10(d) of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plan or Other Plan under which it would be obligated to pay any benefits as a result of the consummation of the transactions contemplated by this Agreement. Since April 30, 1998, there has not been any increase made or promised in the benefits payable under any Employee Benefit Plan or Other Plan which is maintained or contributed to by the Company or any ERISA Affiliate. Except as disclosed in Section 3.10(d) of the Disclosure Schedule, neither the Company nor any ERISA Affiliate is obligated to make any payments or provide any other benefits or is a party to any Contract that, on account of the transactions contemplated in this Agreement, would obligate it or be reasonably expected to obligate it to make any payments or provide any other benefits that would constitute parachute payments within the meaning of Section 280G of the Code.

         (e) Pension Plans. Except as disclosed in Section 3.10(e) of the Disclosure Schedule, there are no unfunded benefit liabilities within the meaning of Section 4001(a)(16) of ERISA with respect to any Defined Benefit Plan maintained by the Company or any ERISA Affiliate, as determined under reasonable actuarial assumptions. No Pension Plan maintained by the Company or any ERISA Affiliate which is subject to the requirements of Section 412 of the Code or
Section 302 of ERISA has incurred an "accumulated funding deficiency" (as defined in such applicable section and any regulations thereunder), whether or not waived.

         (f) Multiemployer Plans. Except as disclosed in Section 3.10(f) of the Disclosure Schedule, neither the Company nor any ERISA Affiliate is required, nor has it ever been required, to contribute with respect to any Multiemployer Plan.

         (g)  Welfare  Plan.  Except as  disclosed  in  Section  3.10(g)  of the
Disclosure Schedule, no Welfare Plan maintained by the Company or any ERISA Affiliate is funded by a trust. Each Welfare Plan maintained by the Company or any ERISA Affiliate which is intended to meet the requirements for Tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. With respect to any Welfare Plan maintained by the Company or any ERISA Affiliate, there is no disqualified benefit, as such term is defined in Code
Section 4976(b), which would subject the Company or any ERISA Affiliate to a Tax under Code Section 4976(a).

         (h) Employees. Set forth in Section 3.10(h) of the Disclosure Schedule is an accurate and complete list showing the names of all persons employed by the Company or any of its Subsidiaries who received more than $75,000 in cash compensation in 1998 or who are expected to receive more than $75,000 in cash compensation in 1999 (including, without limitation, salary, commission and bonus). Such list sets forth the present salary or hourly wage and 1998 cash compensation (including, without limitation, salary, commission and bonus) of each such person.

         3.11 Taxes. Except as disclosed in Section 3.11 of the Disclosure Schedule, the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is a member, has timely filed or caused to be filed all Tax Returns (as defined below) required to be filed by it and all such Tax Returns are true and complete in all material respects. Each of the Company and each of its Subsidiaries has paid all Taxes (as defined below) shown thereon to be due or has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as disclosed in Section 3.11 of the Disclosure Schedule, (i) no claim for unpaid Taxes has become a Lien against any property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries, (ii) no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by any Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company or any of its Subsidiaries and currently is in effect, and (iv) there is no Tax sharing arrangement that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement. As used herein, the term "Taxes" means all taxes of any kind, including without limitation those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, back-up withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, the term "Tax Return" means any return, report or statement required to be filed with any Governmental Entity with respect to Taxes. Except as set forth in Section 3.11 of the Disclosure Schedule, there are no assessments or, to the Company's Knowledge, proposed assessments, of Taxes against the Company or any of its Subsidiaries. Except as disclosed in Section
3.11 of the Disclosure Schedule, within the past three years there have not been any adjustments or, to the Company's Knowledge, proposed adjustments, to any filed Tax Return of the Company or any of its Subsidiaries or to the manner in which any Tax of the Company or any of its Subsidiaries is determined.

         3.12 Environmental Matters. Except as disclosed in Section 3.12 of the Disclosure Schedule (a) to the Knowledge of the Company, the Company and its current and former Subsidiaries are, and have been, in compliance with all Environmental Permits (as defined below), and the Company and its current and former Subsidiaries are, and have been, otherwise in compliance with all applicable Environmental Laws (as defined below); (b) none of the Company or its Subsidiaries has received any Environmental Claim (as defined below), and none of the Company or its Subsidiaries has Knowledge of any threatened Environmental Claim; (c) to the Knowledge of the Company, there are no circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim, against the Company or any of its Subsidiaries; (d) to the Knowledge of the Company, there are no (i) underground storage tanks, (ii) polychlorinated biphenyls, (iii) asbestos or asbestos-containing materials, (iv) urea-formaldehyde insulation, (v) sumps, (vi) surface impoundments, (vii) landfills, (viii) sewers or septic systems or (ix) Hazardous Materials (as defined below) present at any facility currently owned, leased, operated or otherwise used or, to the Knowledge of the Company, formerly owned, leased, operated or otherwise used, by the Company or any of its Subsidiaries that could reasonably be expected to give rise to Liability of the Company or any of its Subsidiaries under any Environmental Laws; (e) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its Subsidiaries following such consummation; (f) to the Knowledge of the Company, Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, including without limitation for receipt of the Company's wastes, by the Company or any of its Subsidiaries, in violation of or in a manner or to a location that could give rise to any material Liability under any Environmental Laws; (g) the Company and its Subsidiaries have not assumed, contractually or by operation of law, any Liabilities under any Environmental Laws and (h) without limiting the generality of the foregoing, the Owned Real Property and Leasehold Premises and the conduct of the Company's business are in compliance in all material respects with the federal standards regarding underground storage tanks promulgated by U.S. Environmental Protection Agency at 53 Fed. Reg. 37082 (Sept. 23, 1988), including but not limited to the performance standards and upgrading requirements set forth in 40 CFR Part 280, et seq.

         For purposes of this Agreement, the following terms shall have the following meanings:

         "Environmental Claim" means any written or oral notice, claim, demand, action, complaint, proceeding, request for information or other communication by any Person alleging Liability or potential Liability (including without limitation Liability or potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location currently owned, leased, operated or otherwise used, or, to the Knowledge of the Company, formerly owned, leased, operated or otherwise used, by the Company or any of its current or former Subsidiaries, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to Liabilities under any Environmental Laws.

         "Environmental Permits" means all Permits (as defined below) required under Environmental Laws.

         "Environmental Laws" means all applicable domestic and foreign federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to regulation of Hazardous Materials and to any contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, and the Safe Drinking Water Act, all as amended, and similar state and local laws.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields and radioactive materials, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

         "Permits" means all permits, licenses, registrations, permissions, certificates and other authorizations, approvals and consents issued or granted by any Governmental Entity and obtained by the Company or any of its Subsidiaries or otherwise required in connection with the conduct or operation of the Company's or any Subsidiary's business or facilities or the ownership, lease or possession by the Company or any Subsidiary of any real, personal or intangible property.

         3.13 Material Contracts. Except as set forth in Section 3.13 of the Disclosure Schedule and other than employee compensation (except for written employment agreements) in the ordinary course of business consistent with past practice, neither the Company nor any Subsidiary is a party to or bound by (a) any Contract (including, but not limited to, employment, advertising, distribution and licensing agreements), that involves the performance of services or the delivery of goods and/or materials by or to it and which (i) cannot be terminated by the Company on 30 days or less notice without penalty and (ii) involves an amount or value in excess of $100,000, (b) any Contract not in the ordinary course of business relating to expenditures or liabilities in excess of $100,000 in the aggregate including, without limitation, fuel purchase agreements, (c) any Contract relating to capital expenditures not contemplated by the 1998/1999 Capital Budget, attached hereto as Exhibit C (the "1998/1999 Capital Budget"), in excess of $50,000 in the aggregate, (d) any Contract relating to Indebtedness, including, without limitation, hedging contracts, (e) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $25,000 or less to any individual and $50,000 or less in the aggregate), or investment in, any person, any Contract relating to the making of any such loan, advance or investment or any Contract involving a sharing of profits, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any person, (g) any management service, consulting or any other similar type of Contract involving expenditures in excess of $50,000, (h) any license, franchise or similar agreement, (i) any Contract limiting the ability of the Company or any Subsidiary to engage in any line of business or to compete with any person, (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any Subsidiary, (k) any Contract whereby the Company or any Subsidiary shares services with any third party, (l) any capital lease or lease of personal property, (m) any Contract that is or was required to be filed as an exhibit to the SEC Documents or (n) any amendment, modification or supplement in respect of any of the foregoing ((a)-(n), collectively, the "Material Contracts," provided that the term "Material Contract" shall not be deemed to include any Contract under which the Company and each Subsidiary have both no obligation to perform in the future and no right to the benefits of the future performance of any other person). Except as otherwise set forth in Section 3.13 of the Disclosure Schedule, each Material Contract is valid, binding and in full force and effect in accordance with its terms and there exists no default, breach or event of default thereunder or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company, any Subsidiary or, to the Knowledge of the Company, any other person that, with the giving of notice, the lapse of time and/or the happening of any other event or condition, would become a default, breach or event of default thereunder, other than such breaches or defaults that would not or could not be reasonably expected to result in a Material Adverse Effect. The Company and its Subsidiaries have duly performed their respective obligations under each Material Contract in all material respects to the extent such obligations have occurred. The Company has provided or made available to MergerCo true and complete copies of each Material Contract. Except as set forth in Section 3.13 of the Disclosure Schedule, no Material Contract relating to borrowed money indebtedness imposes on the Company or any Subsidiary any penalty, fee or service charge in connection with the prepayment, repayment or early payment of any indebtedness thereunder. Other than as disclosed in Section 3.13 of the Disclosure Schedule, no indebtedness for borrowed money of the Company or its Subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries or restricts the ability of the Company or any of its Subsidiaries to grant any Liens on its properties or assets.

         3.14 Brokers. No broker, investment banker, financial advisor or other Person, other than McDonald Investments Inc., the fees and expenses of which will be paid by the Company pursuant to a fee agreement, a copy of which has been provided to MergerCo, is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The aggregate fees payable to McDonald Investments Inc. shall not exceed $175,000. The aggregate reimbursable expenses payable to McDonald Investments Inc. shall not exceed $15,000.

         3.15 Opinion of Financial Advisor. The Company has received the written opinion of McDonald Investments Inc. dated February 17, 1999 (including the consent of McDonald Investments Inc. to the inclusion of such written opinion in the Proxy Statement), to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the holders of Company Common Shares from a financial point of view and a signed copy of such opinion has been delivered to MergerCo.

         3.16 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on February 17, 1999, has unanimously, in accordance with the unanimous prior approval and recommendation by a special committee comprised of independent Directors, (i) determined that this Agreement, the Merger and the other transactions contemplated hereby (including the transactions contemplated by the Voting Agreement and the Share Exchange Agreement) are advisable and in the best interests of the Company and its shareholders, (ii) authorized and approved this Agreement, the Merger and the other transactions contemplated hereby and thereby (including the transactions contemplated by the Voting Agreement and the Share Exchange Agreement), (iii) subject to the other provisions hereof, resolved to recommend that the holders of Company Common Shares approve this Agreement, the Merger and the other transactions contemplated hereby (including the transactions contemplated by the Voting Agreement and the Share Exchange Agreement), and (iv) approved the transactions described in the first sentence of Section 3.29 and the assumption and assignment agreement related thereto.

         3.17 Required Company Vote. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement or the transactions contemplated hereby.

         3.18 State Takeover Statutes. The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby and by the Voting Agreement and the Share Exchange Agreement from the requirements and provisions of Section 912 of the NYBCL and any other anti-takeover law such that none of the provisions of such Section 912 or any other "business combination," "moratorium," "control bid," "control share," or other state (and, to the Knowledge of the Company after due inquiry, any foreign country) anti-takeover law (i) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or
(iii) would subject Buyer or MergerCo to any material impediment or condition in connection with the exercise of their respective rights under this Agreement or their ownership and operation of the business of the Company and its Subsidiaries. If either of Messrs. Holahan or Saunders are an "interested shareholder" of the Company, as such term is defined in Section 912 of the NYBCL, they have been the beneficial owner of five percent or more of the outstanding Company Common Shares on October 13, 1985, and have remained so until such person's "stock acquisition date," as such term is defined in Section 912 of the NYBCL. Neither the Company nor any of its Subsidiaries has any rights plan, preferred stock plan or similar Contract that applies to the transactions contemplated hereby.

         3.19 Affiliate. The Company hereby acknowledges that, at the date hereof, Buyer is not an "affiliate" of the Company, as such term is defined in Rule 13e-3 under the Exchange Act by reason of its execution of the Voting Agreement and Share Exchange Agreement.

         3.20 Intellectual Property. As used herein, the term "Intellectual Property Rights" means any intellectual property, including without limitation trade names, trademarks and service marks and all registrations and applications therefor, together with the goodwill of the business symbolized or represented by the foregoing, mask works, works of authorship and all copyrights related thereto and all registrations and applications therefor, inventions, discoveries, designs, industrial models and all patent rights relating thereto and all applications therefor and all reissues, divisions, continuations and extensions thereof, know-how, trade secrets, processes, technology, discoveries, formulae and procedures, customer lists and other proprietary information, together with the right to sue for past infringement or improper, unlawful or unfair use or disclosure of any of the foregoing. Section 3.20 of the Disclosure Schedule lists all Intellectual Property Rights that are material to the operations of the Company and its Subsidiaries, taken as a whole ("Material Intellectual Property Rights") that are owned by the Company or any of its
Subsidiaries or with respect to which (as noted in Section 3.20 of the Disclosure Schedule) the Company or any of its Subsidiaries has any right or license. Except as disclosed in Section 3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Right of any other Person and no such infringement has been alleged by any other Person within the past three years. Except as disclosed in Section 3.20 of the Disclosure Schedule, to the Knowledge of the Company, there has not been any infringement or alleged infringement by any other Person of any of the
Intellectual Property Rights of the Company or any of its Subsidiaries. Except as disclosed in Section 3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Contract, whether as licensor, licensee, franchisor, franchisee, dealer, distributor or otherwise, with respect to any Material Intellectual Property Rights. Each of the Company and each of its Subsidiaries has the right to use all Intellectual Property Rights as are necessary to enable it to conduct all phases of its business in the manner presently conducted by it. Except as disclosed in Section 3.20 of the Disclosure Schedule, no other Person has any interest in, or right or license with respect to, any of the Material Intellectual Property Rights owned by the Company or any of its Subsidiaries. The Material Intellectual Property Rights listed in Section
3.20 of the Disclosure Schedule are valid and in full force and effect. Except as set forth in Section 3.20 of the Disclosure Schedule, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning any of the Material Intellectual Property Rights of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has disposed of or permitted to lapse, or otherwise failed to preserve its right to use, any of its Material Intellectua Property Rights.

         3.21 Related Party Transactions. Except as set forth in Section 3.21 of the Disclosure Schedule or as otherwise disclosed in the SEC Financial Statements, no director, officer, partner, employee or Affiliate of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries, (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, Affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person or entity that is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (y) engaged in a business related to the business of the Company or any of its Subsidiaries, or (z) participating in any transaction to which the Company or any of its Subsidiaries is a party, or
(iii) is, individually or through any of its Affiliates, or has been during the SEC Financial Statement periods, otherwise a direct or indirect party to any Contract with the Company or any of its Subsidiaries.

         3.22 Permits. Each of the Company and each of its Subsidiaries has all Permits that are material to the operation of the business of the Company or any of its Subsidiaries and that are required under any law, regulation or rule for the continuing operation of its business or ownership of its assets in accordance with past practice ("Material Permits"). Section 3.22 of the Disclosure Schedule contains a complete list of such Material Permits, indicating which of such Material Permits requires the consent or approval of any Governmental Entity or third party as a result of the transactions contemplated hereby, exclusive of any Material Permits relating to state or local sales, use or other Taxes. Each Material Permit issued to the Company or to any of its Subsidiaries is in full force and effect and no proceeding is pending to revoke, modify or limit any such Material Permit or to impose any new conditions or obligations on the possession or transfer of any such Material Permit. No outstanding written notice or, to the Knowledge of the Company, oral notice of cancellation or termination of any Material Permit has been delivered to the Company or any of its Subsidiaries, nor to the Knowledge of the Company has any such cancellation or termination been threatened. If, and to the extent reasonably necessary, the Company and its Subsidiaries will assist Buyer in obtaining any assignments, or renewals of any such Material Permits, as may be required in connection with the consummation of the transactions contemplated by this Agreement.

         3.23 Insurance Policies. Section 3.23 of the Disclosure Schedule contains a list of all insurance policies of the Company and its Subsidiaries and each such policy is in full force and effect. All premiums with respect to the insurance policies listed on Section 3.23 of the Disclosure Schedule that are due and payable prior to the Closing have been paid or will be paid prior to the Closing, and no written notice of cancellation or termination has been received by the Company with respect to any such policy. Except as disclosed in
Section 3.23 of the Disclosure Schedule, to the Company's Knowledge, there are no pending claims under any such insurance policies as to which the insurers have denied coverage or otherwise reserved rights. To the Company's Knowledge, neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations during the past five years.

         3.24 Certain Business Practices. Neither the Company nor any of its Subsidiaries, nor to the Company's Knowledge any directors, officers, agents or employees of the Company or any of its Subsidiaries, (i) has used any funds for unlawful contributions, gifts, entertainment or other expenses related to political activity, (ii) has made any unlawful payment to any foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) has made any other payment prohibited by applicable law, or (iv) has violated any law, rule or regulation relating to the sale or export of technology or products into foreign countries. Except as set forth in Section 3.24 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective officers or key employees is a party to or is bound by any noncompetition or similar Contract with any third party that restricts any business practices of the Company or any of its Subsidiaries or such officers or key employees.

         3.25 Suppliers and Customers. Except as set forth in Section 3.25 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received in any one of the past three fiscal years any written notice from or, to its Knowledge, any oral notice from, any supplier to or customer of the Company or such Subsidiary of such supplier's or customer's intention to materially and adversely alter its existing business relationship with the Company or such Subsidiary.

         3.26 Warranties. Section 3.26 of the Disclosure Schedule sets forth complete and accurate copies of all written product or service warranties or guaranties, and descriptions of all oral product or service warranties or guaranties, currently offered by the Company or any of its Subsidiaries or currently outstanding. None of the salesmen, employees, distributors or other representatives or agents of the Company or any of its Subsidiaries is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties and, to the Knowledge of the Company, there have not been any material deviations from any such warranties or guaranties.

         3.27 Title to and Condition of Assets. Except for inventory sold, used or otherwise disposed of in the ordinary course of business for fair value, each of the Company and its Subsidiaries has good and indefeasible title to all of its assets and properties (both real and personal) and its interests therein, free and clear of all Liens of any nature whatsoever other than (i) Liens set forth in Section 3.27 of the Disclosure Schedule, (ii) Liens for current Taxes that are not yet due and payable, and (iii) such easements and other imperfections of title as are not material in character, amount or extent, do not impair the ability of Buyer's lender(s) to obtain a valid and enforceable first priority mortgage lien against such assets and properties and do not and will not materially reduce the value of the property for commercial truckstop or travel center uses, or interfere with the present use of, the assets or properties subject thereto or affected thereby, or otherwise materially impair the business operations of the Company or any of its Subsidiaries (the "Permitted Encumbrances"). Except as set forth in Schedule 3.27, all machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures owned or used by the Company or any of its Subsidiaries (other than any such asset(s) of the Company or its Subsidiaries that individually or in the aggregate have a total replacement cost that does not exceed $400,000) are in good operating condition, normal wear and tear excepted, and do not require any special or extraordinary expenditures to remain in such condition beyond maintenance and repairs in the ordinary course of business and comply with laws, rules and regulations and orders applicable thereto.

         3.28     Real Estate.

         Except as set forth in Section 3.28(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property or any interest therein (the "Owned Properties").

         Except as set forth in Section 3.28(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries holds any leasehold interest in any real property (the "Leasehold Premises"). Section 3.28(b) of the Disclosure Schedule lists each of the leases and subleases with respect to the Leasehold Premises or other real property to which the Company or any Subsidiary is a party ("Leases"), and with respect to each Lease sets forth the term thereof, the base rent payable with respect thereto, any security deposit relating thereto, the termination date thereof and whether the Company or a Subsidiary has subleased any part of the leasehold interest thereunder or assigned such Lease and any renewal terms, purchase options or rights of first refusal contained in such leases and subleases, and whether any such rights have been exercised by the Company and its Subsidiaries. The Company and each Subsidiary are not parties to any leases or subleases of real property other than the Leases. The Company has heretofore delivered or made available to the Buyer and MergerCo true and complete copies of all such Leases including all amendments, modifications and waivers with respect thereto. Except as otherwise set forth in
Section 3.28(b) of the Disclosure Schedule: each Lease is in full force and effect; subject to no assignments, liens or encumbrances relating to the Company or any Subsidiary, all rents and additional rents due to date on each Lease have been paid; neither the Company nor any Subsidiary has received any notice that it is in default under any Lease and neither the Company nor any Subsidiary is in default under any Lease in any material respect; no landlord is in default in any material respect of any of its obligations under any Lease; and there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any Subsidiary under any Lease, which default would or could reasonably be expected to have a material impact on the leasehold interest in the property or the utility of such interest in any material respect. Except as set forth in Section 3.28(b) of the Disclosure Schedule, the Company or a Subsidiary is currently the lessee under each of the Leases and may exercise all rights of a lessee under each of the Leases. Each Lease under which the Company or a Subsidiary was not the original lessee was validly assigned to the Company or such Subsidiary and any party that has a right of consent to such assignment and of which the Company has Knowledge after due review of the applicable Lease has consented to such assignment and has provided customary and reasonable certificates of estoppel to Buyer for the benefit of Buyer, MergerCo and its lender(s) and any other party having a right of consent to such assignment has either consented to such assignment or has taken no action inconsistent with the granting of such consent. Except as set forth on Section 3.28(b) of the Disclosure Schedule, none of the Leases require notice to, the consent to the assignment of or the approval of any third party in order to consummate the Merger or the transactions contemplated hereby. Each of the Leases set forth on Section 3.28(b) of the Disclosure Schedule shall be assigned to Buyer at Closing pursuant to valid, binding and enforceable assignment agreements and the Company has provided to Buyer and its lender(s), with respect to all the Leases, reasonable and customary certificates of estoppel, subordination and attornment.

         (a Except as set forth in Section 3.28(c) of the Disclosure Schedule, the Company and its Subsidiaries own the Owned Properties and have valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for Permitted Encumbrances.

         (b Except as set forth in Section 3.28(d) of the Disclosure Schedule and except for the Owned Properties and Leasehold Premises set forth in Sections 3.28(a) and (b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has owned and/or leased properties during the last ten (10) years.

         (c The Owned Properties and the Leasehold Premises are presently zoned to permit the operation of a full service truckstop or travel center, except for the Company's headquarters and its pipeline terminal and, where applicable, comply with all subdivision and platting requirements established under governing laws and ordinances. Said zoning is pursuant to statute or ordinance and, except as set forth on Section 3.28(e) of the Disclosure Schedule, not pursuant to any variance or conditional permit granted with respect to the Owned Properties and the Leasehold Premises, and to the Knowledge of the Company or its Subsidiaries, does not require any further approval or any other action by the Company to permit it to be operated as a truckstop or travel center.

         (d Except as set forth in Section 3.28(f) of the Disclosure Schedule, the portions of the buildings located on the Leasehold Premises that are used in the Company's or any Subsidiary's business and the buildings located on the Owned Properties are in compliance with applicable laws, rules, regulations, ordinances and orders applicable thereto and, in the aggregate sufficient to satisfy the Company's and its Subsidiaries' business activities as conducted thereat.

         (e Each of the Leasehold Premises and Owned Properties: (i) has direct access to public roads or access to public roads by means of an access easement (which access easement is perpetual, in the case of each of the Owned Properties, and for at least the remaining term of the Lease and any renewal periods, in the case of each of the Leasehold Premises), such access being sufficient to satisfy the current normal day-to-day transportation requirements of the Company's and its Subsidiaries' businesses as presently conducted at such parcel; (ii) involves no material encroachment of buildings and improvements onto or off of the property lines or building set back and side yard requirements established by applicable laws and ordinances; and (iii) is served by all utilities, in such quantities as are sufficient to satisfy the current business activities as conducted at such parcel, including the operation of a full service truckstop or travel center in compliance with applicable laws.

         (f Except as set forth in Section 3.28(h) of the Disclosure Schedule, neither the Company nor any Subsidiary has received notice of (i) any condemnation proceeding with respect to any portion of the Leasehold Premises or Owned Properties or any access thereto or that any such proceeding is contemplated by any Governmental Entity; or (ii) any special assessment that may affect any of the Leasehold Premises or Owned Properties, or that any such special assessment is contemplated by any Governmental Entity.

         (g All applicable permits, declarations, inspections and other evidences of compliance from regulatory authorities required to be maintained for the Owned Properties and the Leasehold Premises or for the consummation of the transactions contemplated by this Agreement, as relate to the Owned Properties or Leasehold Premises, that are material to the operation and use of the Owned Properties and Leasehold Premises, including, without limitation, those regulating the division of real property (including certificates of occupancy) and environmental matters, and fire prevention/sprinkler systems and equipment, and the health, safety and welfare of patrons and employees of the Company's business have been obtained and are maintained in current compliance with applicable law in all material respects.

         (h Except as set forth in Section 3.28(j) of the Disclosure Schedule, the Owned Properties and Leasehold Premises, and the use, operation, maintenance and management thereof, are not in violation of any restrictive covenant, agreement or permit applicable thereto, or of any building code, ordinance, statute, regulation or requirement of any governmental authority having jurisdiction thereto, specifically including (without limitation to) the Americans with Disabilities Act, 42 U.S.C. ss. 12181, et seq., and the Company has not received any notices regarding any such violation.

         (i None of the Owned Properties or the Leasehold Premises is located in any conservation, historic or other special designation district.

         (j Except as set forth in Section 3.28(l) of the Disclosure Schedule, the Company has not been notified of possible future improvements by any public authority, any part of the cost of which would or might be assessed against the Owned Properties or the Leasehold Premises, or of any contemplated future assessments of any kind.

         (k As of the date hereof and as of the Effective Time of the Merger, the Owned Properties and the Leasehold Premises shall be free from mechanic's liens for labor and materials furnished or, except for those ongoing projects described in Section 3.28(m) of the Disclosure Schedule, the possibility of the rightful filing thereof, other than as caused by Buyer. If any material or labor has been furnished to the Owned Properties and the Leasehold Premises within the one hundred twenty (120) day period immediately preceding the Effective Time of the Merger, the Company, upon Buyer's request, shall furnish evidence satisfactory to Buyer that the Company has made payment in full for all such material and labor, that payment is not yet due or that the Company is contesting such charges in good faith and that Buyer's interest will not be jeopardized by such contest.

         (l Except as set forth in Section 3.28(n) of the Disclosure Schedule, neither the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, lease or dispose of the Owned Properties or Leasehold Premises or any portion thereof or interest therein or in any other real property.

         (m Except as set forth in Section 3.28(o) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any options or agreements for the purchase, sale, lease or license of any real property or any interest therein, other than the Owned Properties and Leasehold Premises.

         3.29 Perk Development Corp. As of the date of this Agreement, the Company has no, and Buyer shall not assume any, direct or indirect interest in, obligation to, or liability (contingent or otherwise) relating to Perk Development Corp. or Brambury Associates (collectively, "Perk"), any Affiliate of Perk or any other Person that is related in any way to the Perkins Restaurant franchises operated by Perk, including, without limitation, any landlords, mortgage holders, suppliers, franchisors or other creditors of Perk (collectively referred to as "Perk Related Parties"). The Company's expenses and costs (paid and unpaid) associated with Perk and the Perk Related Parties will not exceed $100,000 in the aggregate.

         3.30 Vehicles. Set forth on Section 3.30 of the Disclosure Schedule is a complete and accurate list of motor vehicles (including, but not limited to, any vehicles used in connection with fuel hauling or any wholesale fuel business) used by the Company or any of its employees.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGERCO

         Each of Buyer and MergerCo hereby jointly and severally represents and warrants to the Company as follows:

         4.1 Organization, Standing and Corporate Power. Buyer and MergerCo are corporations duly organized, validly incorporated and in good standing in the States of Delaware and New York, respectively, and each has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as and where such assets are now owned or leased and operated and as such business presently is being conducted. Each of Buyer and MergerCo is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Buyer or MergerCo.

         4.2      Authority; Noncontravention; Consents.

         (a) Authority. Each of Buyer and MergerCo has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Buyer and MergerCo and the consummation by each of Buyer and MergerCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Buyer and MergerCo. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, each of Buyer and MergerCo, enforceable against each of them in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         (b) Noncontravention. Except as disclosed in Section 4.2 of the Disclosure Schedule delivered by MergerCo to the Company at the time of execution of this Agreement (the "MergerCo Disclosure Schedule"), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, including consummation of the Merger, will not, conflict with, or result in any breach or violation of, or result in any default (with or without notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration with respect to, or result in the loss of any benefit or other right or the creation of any Lien upon any of the properties or assets of Buyer or MergerCo, under (i) the Certificate of Incorporation or By-laws, as amended, of either Buyer or MergerCo, (ii) any Contract to which Buyer or MergerCo is a party or to which any of their respective properties or assets is subject, (iii) any Permit issued to Buyer or MergerCo or to which any of their respective properties or assets is subject, or (iv) any law, regulation, rule, judgment, order, decree or arbitration award to which either Buyer or MergerCo or any of their respective properties or assets is subject, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to either Buyer or MergerCo or could not prevent, hinder or materially delay the ability of MergerCo to consummate the transactions contemplated by this Agreement.

         (c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person under any Contract to which Buyer or MergerCo is a party or to which any of their respective properties or assets is subject, or under any Permit issued to Buyer or MergerCo or to which any of their respective properties or assets is subject, is required in connection with the execution and delivery of this Agreement by either Buyer or MergerCo or the consummation by Buyer and MergerCo of any of the transactions contemplated hereby, except for
(i) the filing of a pre-merger  notification  and report form under the HSR Act,
(ii) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Department of State of the State of New York and the filing of appropriate documents with the relevant authorities of other states in which Buyer or MergerCo is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 4.2 of the MergerCo Disclosure Schedule or as may be required under the "takeover" or "blue sky" laws of various states.

         4.3 Brokers. No broker, investment banker, financial advisor or other Person, other than Clipper Capital Partners, L.P. and Olympus Partners, LLP is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, MergerCo or any of their respective Affiliates.

         4.4 Information Supplied. None of the information supplied or to be supplied by Buyer, MergerCo or any of their Affiliates in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.5 Financing. Assuming (i) that there is no breach by the Company of, or failure by the Company to perform, any representation, warranty, covenant or other agreement contained in this Agreement and (ii) that Buyer has no right to terminate pursuant to Section 8.1(j), in each case, as of the date of this Agreement and as of the Closing Date, Buyer has available internal funds or commitments from creditworthy financial institutions to provide the funds required to pay the Merger Consideration and to consummate the transactions herein contemplated.
                                    ARTICLE V

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

         5.1  Conduct of Business  in  Ordinary  Course.  Except as set forth in
Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement through the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and use its and their respective best efforts to preserve intact their current business organizations, preserve their goodwill, keep available the services of their current officers and employees, maintain all material properties and assets in customary condition and repair (reasonable wear and use and damage by fire and unavoidable casualty excepted), maintain their Books and Records in accordance with past practice, comply in all material respects with all applicable laws, and preserve their relationships with customers, suppliers, sales representatives, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement through the Effective Time of the Merger, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

         (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent company in accordance with applicable law;

         (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for (a) the acquisition of Company Common Shares from holders of Company Stock Options outstanding on the date of this Agreement, in full or partial payment of the exercise price payable by such holders upon the exercise of such Company Stock Options, (b) the acquisition of outstanding Company Warrants or
(c) the redemption of Convertible Debt Securities, in each case in accordance with Section 2.2;

         (iv) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (other than the issuance of Company Common Shares upon the proper exercise of Company Stock Options or Company Warrants or upon a conversion pursuant to the Convertible Debt Securities);

         (v) amend its Certificate of Incorporation, By-Laws or other organizational documents;

         (vi) acquire or agree to acquire any other Person or the assets or business operations of such Person by merger, consolidation, purchase of stock or assets, or in any other manner;

         (vii) other than as specifically permitted by Section 5.1 of the Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $50,000 individually and $200,000 in the aggregate, except sales of inventory in the ordinary course of business consistent with past practice;

         (viii) incur any Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for (a) short-term borrowings and lease obligations incurred in the ordinary course of business consistent with past practice not in excess of $100,000 in the aggregate and (b) borrowings in the ordinary course of business consistent with past practice under the Company's existing revolving line of credit that do not cause the outstanding balance of such revolving line of credit to exceed $1,000,000 at any time; provided, however, that the Company shall provide written notice to Buyer contemporaneously with the notice provided to the bank of such drawdown, or, if no notice to a bank is provided, such notice shall be delivered to Buyer within 48 hours after the Company receives notice from the bank of a drawdown, of the amount of and purpose for any such borrowings or incurrence of Indebtedness;

         (ix)  make  any  loans,   advances  or  capital  contributions  to,  or
investments in, any other Person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company;

         (x) pay, discharge or satisfy any Liabilities, except for the payment, discharge or satisfaction of Liabilities (i) in the ordinary course of business consistent with past practice, (ii) in accordance with their terms as in effect on the date hereof, (iii) to the extent permitted by Section 5.1(xv) or (iv) as otherwise contemplated by this Agreement;

         (xi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Contract, Permit or other document, other than in the ordinary course of business consistent with past practice;

         (xii) adopt any resolution or plan providing for or authorizing a complete or partial liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (xiii) enter into any new Contract except in the ordinary course of business consistent with past practice or modify or terminate any existing
Contract  if such  modification  or  termination  would have a Material  Adverse
Effect on the Company or enter into any license, franchise or similar agreements;

         (xiv) engage in any unusual or novel method of transacting business or change any accounting principle used by it, except for such changes as may be required by generally accepted accounting principles or by law or regulation;

         (xv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise is not material to the Company;

         (xvi) enter into any fuel-supply hedging agreements or similar arrangements (which shall not include for these purposes any fixed price supply agreements with customers in amounts not in excess of $50,000 in the aggregate);

         (xvii)   make  any  capital   expenditures   by  the  Company  and  its
Subsidiaries in excess of $100,000 in the aggregate and not contemplated by the Company's 1998/1999 Capital Budget;

         (xviii) except as specifically contemplated by this Agreement, take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations or warranties of the Company contained herein to not continue to be true and correct in all material respects as though made at and as of the date of such action or omission (except to the extent such representation or warranty specifically refers to another date);

         (xix) authorize any of, or commit or agree to take any of, the foregoing actions; or

         (xx) buy, sell, lease, exercise any options (other than in the ordinary course of business), terminate or enter into any agreement for the purchase, sale, lease, option or conveyance of any interest in real property including the Owned Property and the Leasehold Premises.

         5.2 Changes in Employment Arrangements.  Except as set forth in Section
5.2 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall (i) adopt or amend any Employee Benefit Plan or Other Plan (except as may be required by law or this Agreement), other than increases in compensation or benefits for employees who are not officers or directors in the ordinary course of business consistent with past practice or as required by any collective bargaining agreement, or (ii) increase the compensation or benefits of any officer or director. Buyer acknowledges that the determination and calculation of all performance-based bonuses payable by the Surviving Corporation pursuant to any bonus letters to corporate staff referred to on Section 3.10 of the Disclosure Schedule in the ordinary course of business and consistent with past practice shall be made without reference to costs and expenses incurred in connection with the transactions contemplated by this Agreement, provided that such bonuses and costs and expenses are properly accrued in accordance with generally accepted accounting principles.

         5.3 Severance. Neither the Company nor any of its Subsidiaries shall enter into any new or modified severance or termination arrangement or increase or accelerate any benefits payable under any severance or termination pay policies in effect on the date hereof other than as set forth in Section 6.11 herein.

         5.4 WARN Act. Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similar state law affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any Subsidiary, without the prior written consent of MergerCo and without complying with the notice requirements and other provisions of the WARN Act or any similar state law. Between the date hereof and the Closing Date, the Company shall provide prompt written notice of any "employment loss," as that term is defined in the WARN Act, suffered by any employee of the Company's headquarters located in Rochester, New York that occurs prior to the Closing Date. Buyer acknowledges that the Surviving Corporation shall be responsible for the delivery of any notices to employees of the Surviving Corporation that are required by the WARN Act.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      Proxy Statement; Shareholders Meeting.

         (a) Preparation of Proxy Statement. Promptly following the date of this Agreement, but no later than March 17, 1999, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form. The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after clearance thereof with the SEC. If, at any time prior to the Shareholders Meeting, any event with respect to the Company, its Subsidiaries, directors, officers, and/or the Merger or the other transactions contemplated hereby shall occur, which is required to be described in the Proxy Statement, the Company shall so describe such event and, to the extent required by applicable law, shall cause such description to be disseminated to the Company's shareholders.

         (b) Request for Bring-Down Fairness Opinion. If determined by the Board of Directors of the Company to be appropriate, the Company shall request the delivery of the bring-down fairness opinion referred to in Section 7.3(f) from McDonald Investments Inc. prior to completion of SEC review of the Proxy Statement.

         (c) Review of Proxy Statement and Other Materials. The Company will immediately notify Buyer of the receipt of any comments from the SEC (and provide Buyer with a copy thereof) regarding the Proxy Statement and the approval of the Proxy Statement by the SEC. Buyer shall be given a reasonable opportunity to review and comment on all filings by the Company with the SEC and all mailings to the Company's shareholders in connection with the Merger prior to the filing or mailing thereof, and the Company shall use its best efforts to reflect all such reasonable comments.

         (d)  Shareholders  Meeting.  Subject  to the other  provisions  of this
Section 6.1(d), the Company will, as promptly as practicable following the date of this Agreement and in consultation with Buyer, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters and seek to obtain all votes and approvals thereof by the shareholders, as set forth in Section 3.16; provided, however, that the obligations contained herein shall be subject to the provisions of Section 6.5 of this Agreement. Subject to the foregoing, such recommendation, together with a copy of the opinion referred to in Section 3.15, shall be included in the Proxy Statement. The Company will use its best efforts to hold the Shareholders Meeting as soon as practicable after the date hereof.

         (e) Stock Transfer Records. The Company will cause its transfer agent to make stock transfer records relating to the Company available to Buyer to the extent reasonably necessary to effectuate the intent of this Agreement.

         6.2 Access to  Information;  Confidentiality.  The Company  shall,  and shall cause its Subsidiaries and the officers, employees, agents and representatives of the Company and its Subsidiaries, to afford to Buyer, MergerCo and their respective agents, representatives and potential financing sources, reasonable access to the personnel and the Books and Records of the Company and its Subsidiaries and all of their properties (including for purposes of Section 6.16 hereof) during normal business hours prior to the Effective Time of the Merger. The Company shall permit Buyer throughout the period prior to the Closing to meet with employees and other agents of the Company at such reasonable times as shall be approved by the Company. The Company shall permit Buyer to perform such engineering, environmental and workplace condition surveys and other physical inspections as Buyer may deem necessary. During the period prior to the Effective Time of the Merger, the Company shall, and shall cause its Subsidiaries and the officers, employees, agents and representatives of the Company and its Subsidiaries, to furnish promptly to Buyer (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(ii) all other information concerning its business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request. Except as required by law, until the Effective Time of the Merger each of the Company, Buyer and MergerCo shall hold, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with that certain Confidentiality Agreement, dated October 19, 1998, by and between the Company and the Buyer. In the event of conflict between any provision of such Confidentiality Agreement and any provision of this Agreement, this Agreement shall prevail.

         6.3      Reasonable Best Efforts.

         (a) Taking of Necessary Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Buyer, MergerCo and the Company will use their respective reasonable best efforts and cooperate with one another to promptly
(i) determine whether any filings are required to be made or consents, approvals, waivers or Permits are required to be obtained (or, which if not obtained, would result in a breach or violation, or an event of default, termination or acceleration, of any law, regulation, rule, Contract or Permit) in connection with the transactions contemplated by this Agreement, and (ii) make any such filings, furnish information required in connection therewith and timely seek to obtain any such consents, approvals, waivers or Permits.

         (b) Antitrust Filings. Each party promptly will file all documents required to be filed with any Governmental Entity under the HSR Act or under any other antitrust or similar laws, rules or regulations of any Governmental Entity (collectively with the HSR Act, "Antitrust Laws") with respect to the transactions contemplated hereby and shall cooperate with each other party to the extent necessary to assist any other party in the preparation of such filings. Buyer shall be responsible for payment of the $45,000 initial filing fee required by the HSR Act. In connection with the receipt of any necessary approvals under any Antitrust Laws, the Company agrees to take all reasonable action required in order to comply with any Antitrust Laws in connection with the transactions contemplated by this Agreement; provided that no divestiture of any material business, product lines or assets or any material undertakings of the Company shall be made unless acceptable to both the Company and to Buyer. Notwithstanding any provision contained herein, Buyer and Surviving Corporation shall not be required to make any divestitures or provide any undertakings that may be requested in connection with any Antitrust Laws or to consent to the making or provision thereof by the Company or its Subsidiaries.

         (c) Delisting of Company Common Shares. Each of the parties agrees to cooperate with each other party in taking or causing to be taken all action necessary to delist the Company Common Shares from the Nasdaq National Market ("Nasdaq"), provided that such delisting shall not be effective until after the Effective Time of the Merger. The parties also acknowledge that it is MergerCo's intent that, following the Merger, the Company Common Shares will not be quoted on Nasdaq or listed on any national securities exchange.

         6.4 Public Announcements. Neither MergerCo or Buyer, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Merger, without the other party's prior consent, except as, in the opinion of its counsel, may be required by applicable law, court process or under any listing agreement with Nasdaq. MergerCo and the Company agree to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement with respect to the transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

         6.5      Other Offers to Acquire the Company.

         (a) No Solicitation of Other Offers. From and after the date hereof until the termination of this Agreement, the Company will not, and will not authorize or permit any of its Subsidiaries or any of the directors, officers, employees, representatives, agents or Affiliates of the Company or any of its Subsidiaries (including without limitation any investment banker, broker, financial advisor, attorney or accountant or any other agents retained by or on behalf of the Company or any of its Subsidiaries), whether acting in their individual capacities or otherwise, to directly or indirectly do any of the following: (i) solicit, initiate, encourage, facilitate or cooperate with (including through the furnishing of any information) any inquiry or the making of any proposal which constitutes, or may reasonably be expected to result in, any Transaction Proposal (as hereinafter defined); (ii) propose, enter into or participate in any discussions or negotiations with any Person regarding a Transaction Proposal; or (iii) agree to or endorse any Transaction Proposal; provided, however, that the foregoing shall not prohibit the Company from (A) furnishing information to a third party who has made a Superior Transaction Proposal (as hereinafter defined), subject to the prior receipt of a binding confidentiality agreement containing terms and conditions no less restrictive than those set forth in the Confidentiality Agreement dated October 19, 1998 between the Company and Buyer, (B) thereafter engaging in discussions or negotiations with a third party who has made a Superior Transaction Proposal, or
(C)  following  its receipt of a Superior  Transaction  Proposal  and subject to
Section 6.5(c) below, taking and disclosing to its shareholders a position with respect thereto, or taking any other legally required action with respect thereto (including without limitation the filing of any documents with the SEC or changing or withdrawing the recommendation of the Company's Board of Directors with respect to the Merger), but in each case referred to in the foregoing clauses (A) through (C), only after the Board of Directors of the Company has concluded in good faith, after consultation with the Company's financial advisers and based upon the advice of independent legal counsel (who may be the Company's regularly engaged legal counsel), that such action is necessary in order for the Directors of the Company to comply with their fiduciary obligations to the Company's shareholders under applicable law.

         (b) Definitions of Transaction Proposal and Superior Transaction Proposal. For purposes of this Agreement, the term "Transaction Proposal" shall mean any of the following (other than the Merger contemplated by this
Agreement): (i) a merger, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or any similar transaction involving the Company; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for, or the acquisition (or right to acquire) of beneficial ownership by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than by Buyer or its Affiliates, of Company Common Shares such that such "person" or "group" beneficially owns twenty percent (20%) or more of the outstanding
Company  Common  Shares or the  filing  of a  registration  statement  under the
Securities Act in connection therewith; (iv) any other material corporate transaction, the consummation of which would, or reasonably could be expected to, impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Buyer of the transactions contemplated herein; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to do any of the foregoing or any negotiations regarding any of the foregoing. For purposes of this Agreement, the term "Superior Transaction Proposal" shall mean an unsolicited written, bona fide Transaction Proposal that the Board of Directors of the Company, after consultation with its financial advisors, determines in good faith to be more favorable to the Company's shareholders than the Merger contemplated by this Agreement, which is supported by evidence of firm financing.

                  (c)  Notification  of Buyer.  Prior to (i) any  withdrawal  or
modification   by  the   Company's   Board  of  Directors  of  its  approval  or
recommendation of the Merger or this Agreement, (ii) the approval or recommendation by the Company's Board of Directors of a Transaction Proposal, or
(iii) the  Company's  execution  of an agreement  with respect to a  Transaction
Proposal, the Company shall provide Buyer a written notice (a "Notice of Transaction Proposal") advising Buyer that the Board of Directors has received a Transaction Proposal, specifying the material terms and conditions of such Transaction Proposal and identifying the Person making such Transaction Proposal, and neither the Company nor any Subsidiary shall enter into an agreement with respect to a Transaction Proposal until 11:00 p.m. on the later of (x) the fourth business day following Buyer's receipt of the Notice of Transaction Proposal and (y) in the event of any amendment to the price or any material term of a Transaction Proposal, two business days following Buyer's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each such further amendment to the price or any material terms of a Transaction Proposal shall necessitate an additional written notice to Buyer and an additional two business day period prior to which the Company can take any action set forth in clauses
(ii) or (iii) above). In addition, if the Company proposes to enter into a Contract with respect to any Transaction Proposal, it shall concurrently with entering into such Contract pay, or cause to be paid, to Buyer the expenses and fees and the Immediate Termination Fee, all as provided in and defined in
Section 9.2. The Company shall promptly advise Buyer orally and in writing of any request for nonpublic information from, or discussions or negotiations with, any person or entity or of any Transaction Proposal known to it, the material terms and conditions of such request or Transaction Proposal and the identity of the person or entity making such request or Transaction Proposal. The Company will promptly inform Buyer of any material change in the details (including amendments or proposed amendments) of any such request for nonpublic information, the contents of any discussions or negotiations or any material change in such Transaction Proposal.

                  (d) Confidentiality and Standstill Agreements. During the period from the date of this Agreement through the Effective Time of the Merger, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of any such agreement and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         6.6 Resignation of Directors. Prior to the Effective Time of the Merger, the Company shall deliver to MergerCo evidence satisfactory to MergerCo of the resignation of all directors of the Company, effective at the Effective Time of the Merger.

         6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer or MergerCo, and Buyer or MergerCo shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which causes or is reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect or any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company on the one hand, or Buyer or MergerCo on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.8  State  Takeover   Laws.  If  any  "fair  price,"   "control  share
acquisition" or "business combination" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, including the Merger, the Company, Buyer and MergerCo, and their respective Boards of Directors, shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         6.9 Company 401(k) Plan and Bonus Plan. Buyer shall elect either to continue the sponsorship of the Travel Ports of America, Inc. 401(k) Plan (the "Travel Ports 401(k) Plan"), or for the Company to terminate the Travel Ports 401(k) Plan prior to the Closing Date. In the event Buyer elects to continue sponsorship, Buyer may in its discretion freeze or terminate the Travel Ports 401(k) Plan any time on or after the Closing Date. Similarly, in the event Buyer elects to continue sponsorship, Buyer may in its discretion merge the Travel Ports 401(k) Plan into the TravelCenters of America 401(k) Savings Plan, or such other qualified defined contribution plan as may then be maintained by Buyer, any time on or after the Closing Date. Buyer will cause the Surviving Corporation to pay all accrued and unpaid benefits under the Company's bonus plan (the "Company's Bonus Plan") within seventy-five (75) days of the Closing Date. The Company will not (i) amend or alter any of the Company's employee benefit plans and/or welfare benefit plans, including, but not limited to the Travel Ports 401(k) Plan and the Company's Bonus Plan, or (ii) accelerate the eligibility under any benefit plan of the Company, including payment to any employee of a bonus under the Company's Bonus Plan.

         6.10 State Environmental Transfer Notifications. The Company shall cause the necessary documentation to be filed with, and the necessary approvals to be obtained from, the proper agencies in certain states, including but not limited to the State of New Jersey and the State of Indiana, evidencing the Company's compliance with applicable state environmental regulations and property transfer statutes.

         6.11 Severance Plan. Within thirty (30) days from the date hereof, the Company shall create, with the prior consent and approval of Buyer, a severance plan (the "Severance Plan") for a certain limited group of employees of the Company (other than Messrs. Saunders and Holahan) providing for certain payments which may be made to such employees under certain limited circumstances as are to be set forth in the Severance Plan, all as more fully described in Section
6.11 of the Disclosure Schedule.

         6.12 Option Cancellation Agreements. In accordance with Section 2.2(b) of this Agreement, the Company shall deliver to Buyer prior to the Effective Time of the Merger, Option Cancellation Agreements executed by each holder of unexpired outstanding Company Stock Options (whether granted under a Company Stock Option Plan or otherwise), providing for the exercise and/or cancellation of all Company Stock Options; and all holders of such Company Stock Options not theretofore exercised will be entitled to receive solely the cash amount referred to in Section 2.2(b). Simultaneous with Closing, Buyer shall make available the funds necessary to make all payments required to be made to the holders of unexercised Company Stock Options pursuant to Section 2.2(b).

         6.13 Warrant Cancellation Agreements. In accordance with Section 2.2(c) of this Agreement, the Company shall deliver to Buyer prior to the Effective Time of the Merger, Warrant Cancellation Agreements executed by each holder of unexpired outstanding Company Warrants, providing for the cancellation of all Company Warrants; and the holders of Company Warrants issued pursuant to the 1995 Warrant Agreement shall have theretofore been exercised at a price of $3.15 per share or shall represent the right to receive solely $1.15 per share in cash upon exercise (net of a $3.15 exercise price) pursuant to such Warrant Cancellation Agreement and all other Company Warrants shall have been canceled. Simultaneous with Closing, Buyer shall make available the funds necessary to make all payments required to be made to the holders of unexercised Company Warrants pursuant to Section 2.2(c).

         6.14 Redemption of Convertible Debt Securities. The Company shall cause written notification of the redemption of the Convertible Debt Securities to be given to the holders thereof, in accordance with the terms of the Convertible Debt Securities or the indentures or other agreements governing the terms thereof and in accordance with Section 2.2 hereof. Further, the Company shall take all necessary action to arrange for all outstanding Convertible Debt Securities, other than such Convertible Debt Securities converted into Company Common Shares by the holder thereof, at a conversion price of $3.98 in the case of the Convertible Debentures and $2.62 in the case of the Convertible Notes, to be redeemed in full, in accordance with the terms thereof, and to be extinguished and of no further force and effect simultaneous with the Effective Time of the Merger. Simultaneous with Closing, Buyer shall provide the Company with the funds necessary to make all payments required to be made to the holders of outstanding Convertible Debt Securities pursuant to this paragraph.

         6.15 Repayment of Indebtedness. In addition to the redemption of the Convertible Debt Securities, the Company shall take all action necessary to arrange for the repayment in full of all outstanding Indebtedness of the Company and its Subsidiaries, other than Indebtedness owed by the Company pursuant to any capital leases of the Company that are not in default or accelerated under the terms of any such lease, and shall cause such Indebtedness, including the payment of any prepayment fees or penalties, to be repaid in full simultaneous with the Effective Time of the Merger. The Company shall obtain, not later than the Effective Time of the Merger, written releases or other termination documents from all holders of any Liens on any assets or properties (both real and personal) of the Company relating to such Indebtedness; provided, however, that at the request of Buyer, the Company shall not repay the Industrial Development Bonds on the Dansville facility (and the Surviving Corporation will assume the obligations related thereto). Notwithstanding the foregoing, any redemption or repayment of Indebtedness by the Company pursuant to Section 6.14 or this Section 6.15 (including any payment of prepayment penalties or fees) shall be subject to the prior approval of Buyer. Simultaneous with Closing, Buyer shall provide the Company with the funds necessary to make all payments required pursuant to this paragraph.

         6.16 Environmental Diligence. The Company shall provide or make available to Buyer all information in its possession or reasonably obtainable concerning the environmental condition of all Owned Properties and Leasehold Premises and all formerly owned and leased facilities. The Company shall, at Buyer's expense, engage a consultant or consultants (the selection and the terms of any payment obligations of any such consultant(s) shall be acceptable to Buyer) to (i) conduct Phase I environmental audits to be performed on each of the Company's sites, (ii) conduct Phase II environmental audits to be performed on up to seven of the Company's sites as selected by Buyer, (iii) conduct resampling of monitoring wells on three of the Company's sites as selected by Buyer, (iv) install a monitoring well at the Company's Mahwah, New Jersey facility at a location selected by Buyer and (v) install a monitoring well at the Company's Beach Haven, Pennsylvania facility at a location selected by Buyer. Buyer shall direct each such consultant, within the parameters described above, as to the scope and activities to be included in such engagement and any writings or reports produced by the consultant shall be delivered to Buyer. The Company agrees to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with each consultant and Buyer in doing all things necessary to accomplish the purposes of this Section 6.16. Buyer and the Company agree to cooperate so as to attempt to minimize any (a) interference with the Company's regular conduct of its business at the Company's properties or facilities, and (b) damages caused by such consultants in connection with the activities contemplated by this
Section 6.16.

         6.17 Amendment of Sublease. The Company shall, prior to the Effective Time of the Merger, amend the sublease with Maybrook Realty, Inc. ("Maybrook") for the Maybrook, New York travel plaza (as amended, the "Amended Sublease") and shall cause Maybrook to enter into the Amended Sublease to provide two (2) additional ten (10) year renewal options, in addition to the existing three (3), five (5)-year renewal options. Rent for the existing three (3), five (5)-year renewal periods shall be in the amount of $41,250 per month for the first period, $45,375 per month for the second period and $49,913 per month for the third period; rent for the first ten (10) year renewal period shall be $54,904 per month and rent for the second ten (10) year renewal period shall be $60,395. In addition, the Amended Sublease shall change the Company's current purchase option consideration from $3,500,000 to the greater of the fair market value of such interest at the time of exercise of such option or $4,500,000.

         6.18 Termination of Consulting Agreement for E. Philip Saunders. Prior to the Effective Time of the Merger, each of the Company and E. Philip Saunders shall have executed documentation (the "Saunders Consulting Agreement Termination"), in form and substance satisfactory to Buyer, necessary to terminate the consulting agreement between the Company and E. Philip Saunders, dated May 1, 1992, in accordance with its terms.

         6.19 Griffith Oil Fuel Supply Contract. Buyer shall cause Surviving Corporation to assume the obligations of the Company under its fuel and gas supply agreement with Griffith Oil Co., Inc., dated July 1, 1996 (the "Griffith Supply Agreement"), and shall keep such agreement in place for a period of at least one year. Notwithstanding the foregoing, Surviving Corporation shall be entitled in its sole discretion to provide a notice of termination under the Griffith Supply Agreement at any time after the Effective Time of the Merger so long as such termination is not effective on or prior to the first anniversary of the Effective Time of the Merger.

         6.20     Indemnification.

         (a) For a period of six years following the Closing Date, Buyer shall cause the Surviving Corporation to hold harmless and indemnify the directors, officers and employees of the Company and its Subsidiaries immediately prior to the Effective Time of the Merger (each, an "Indemnified Party") to the same extent that the Company currently is required under the NYBCL and its Certificate of Incorporation, By-Laws and contracts in effect on the date of this Agreement to indemnify such person and Buyer shall also cause the Surviving Corporation to advance expenses as incurred to the same extent as currently required; provided, however, that (a) any determination required to be made with respect to whether a person's conduct complies with the standards set forth under New York law and the Company's Certificate of Incorporation, By-Laws and contracts shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party, and (b) Surviving Corporation shall be obligated pursuant to this Section 6.20 to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case Surviving Corporation shall be obligated to pay for such separate counsel.

         (b) Buyer shall cause the persons serving as officers and directors of the Company and its Subsidiaries immediately prior to the Effective Time of the Merger to be covered for a period of six years following the Effective Time of the Merger by the directors' and officers' liability insurance policy maintained by the Company (provided that Buyer may substitute or cause the Company to substitute therefor a single premium tail coverage with a policy limit equal to the Company's existing annual coverage limit) with respect to acts or omissions occurring prior to the Effective Time of the Merger that were committed by such officers and directors in their capacity as such.

         6.21 Payment of Transfer Taxes. Following the Effective Time of the Merger, Buyer agrees to cause the Surviving Corporation to pay all taxes imposed on the Company or on its properties or assets that arise as a result of the consummation of the Merger.

         6.22 Non-Solicitation of Employees. Buyer agrees for a period of one year from the date of termination of this Agreement prior to the Effective Time, not to actively solicit for employment any salaried employees of the Company for so long as they are employed by the Company. The Company agrees for a period of one year from the termination of this Agreement prior to the Effective Time, not to actively solicit for employment any salaried employees of Buyer for so long as they are employed by Buyer. Notwithstanding the foregoing, nothing in this paragraph shall prohibit Buyer or the Company from hiring any person whose interest in such employment arises from such person's response to a general advertisement for employment of Buyer or the Company, as applicable.

         6.23 Conflicts, Violations, Defaults, Assignments and Notices. The Company shall, prior to the Shareholders Meeting, cure or obtain any waivers with respect to all conflicts, violations or defaults, and provide all notices and obtain all approvals and consents, referred to in Sections 3.4(b) or 3.28(b) and set forth on Sections 3.4(b) or 3.28(b) of the Disclosure Schedule. Prior to the Shareholders Meeting, the Company shall obtain written releases or other termination documents from all holders of any Liens on any assets or properties (both real and personal) of the Company not relating to Indebtedness.

         6.24 Wyoming  Lease.  Prior to the  Effective  Time of the Merger,  the
Company shall enter into a written lease in form and substance reasonably acceptable to Buyer with E. Philip Saunders and such other owners or parties with an ownership or beneficial interest in the real property located at I-390 and Exit 5 in Dansville, Livingston County, NY (the "Wyoming Lease"), and any other real property owned by E. Philip Saunders and such other owners or parties as are associated with the business operations at the Owned Properties and Leasehold Premises. The terms of the Wyoming Lease shall provide for a term of years expiring no sooner than June 30, 2024, and including such renewal or extension provisions and purchase options as are set forth in those certain leases between the Company and John and William Kelly dated April 18, 1979, as amended, and the Company and Richard, James and John Bennett dated June 23, 1979, as amended, pursuant to the Company's acquisition of Interstate Travel Plaza, Inc., assignee of the W.W. Griffith Oil Co., Inc., tenant under those certain lease agreements. Rent payable for the term of the Wyoming Lease shall be $4,800 per year and shall be subject to rent increases at such times and in such amounts as are equal to any percentage or proportionate rent increase or escalation paid under the leases described in foregoing sentence. Such other leases by and between the Company and E. Philip Saunders and such other owners or parties shall provide the Surviving Corporation with the terms, rentals and purchase and renewal options as are the right of the Company in any verbal or written leases, if any.

         6.25 Termination of Options. Prior to the Effective Time of the Merger, the Company shall terminate all option agreements for the lease or purchase of any interest in real property not already owned or occupied by the Company as one of the Owned Properties or Leased Premises, specifically including without limitation, the Company's option to purchase certain real property in Jeffersonville, Ohio, and shall provide all notices and other communications necessary to effectuate such terminations to prevent further recourse or liability to the Company or to the Surviving Corporation with respect to any such option agreements. The Company shall provide Buyer with a reasonable opportunity to review and comment on all notices delivered pursuant to this
Section 6.25 and any payments made pursuant to this Section 6.25 shall be subject to the prior approval of Buyer. Buyer and the Company specifically acknowledge and agree that the Company's agreements, dated January 7, 1998, for the purchase of fourteen (14) acres of real property in New Milford, Susquehanna County, Pennsylvania, are not options to be terminated pursuant to the provisions of this Section 6.25.

                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

         7.1 Conditions to Each Party's Obligation. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained if required by applicable law.

         (b) HSR Act. All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any filings or approvals required under any state or foreign antitrust or similar laws shall have been made or obtained.

         (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing or prohibiting the consummation of the Merger; provided, however, that the parties shall, subject to the second sentence of Section 6.3 (b) hereof, use their best reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

         7.2 Conditions to Obligations of the Buyer and MergerCo. The obligations of the Buyer and MergerCo to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement shall have been true and correct in all material respects when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct in all material respects at and as of the Effective Time of the Merger, as if made at and as of such time; provided, however, that each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement that are qualified as to materiality, Material Adverse Effect or Material Adverse Change shall have been true and correct when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct at and as of the Effective Time of the Merger, as if made at and as of such time, in any such case, except as contemplated or permitted by this Agreement.

         (b) Performance of Obligations of the Company. The Company shall have performed and fulfilled, in all material respects, each of its obligations, covenants and agreements under this Agreement required to be performed by it at or prior to the Closing Date, including but not limited to its obligations pursuant to Sections 6.5, 6.10, 6.14, 6.15, and 6.16 hereof.

         (c) Consents, etc. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that all the Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and all other third parties identified in Section 3.4(c) of the Disclosure Schedule have been obtained.

         (d) No Litigation. There shall not be instituted, pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success in the good faith opinion of the Buyer) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or, in the good faith opinion of the Buyer, materially and adversely affecting the contemplated economic or business benefits of the transactions contemplated hereby, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Subsidiary, the Buyer or any of the Buyer's subsidiaries of a material portion of the business or assets of the Company and its Subsidiaries or the Buyer and its subsidiaries, taken as a whole, or to compel the Company or the Buyer to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries or the Buyer and its subsidiaries, taken as a whole, in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Buyer or MergerCo to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including, without limitation, the right to vote such shares of Common Stock on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit the Buyer or any of its Subsidiaries from effectively controlling in any respect any material portion of the business or operations of the Company or its Subsidiaries.

         (e) No Material Adverse Change. Except as disclosed in Section 3.7 of the Disclosure Schedule, there has not occurred any Material Adverse Change with respect to the Company since April 30, 1998.

         (f) Absence of Certain Rules and Orders. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Merger by any Governmental Entity that would result in any of the consequences referred to in clauses (i) through (iv) of Section 7.2(d).

         (g) Option Cancellation Agreements. Each holder of any unexpired outstanding Company Stock Option (whether granted under a Company Stock Option Plan or otherwise) shall have executed an Option Cancellation Agreement and delivered such Option Cancellation Agreement to Buyer.

         (h) Warrant Cancellation Agreements. Each holder of any unexpired outstanding Company Warrant shall have executed a Warrant Cancellation Agreement and delivered such Warrant Cancellation Agreement to Buyer.

         (i) The Amended Sublease. The Company and Maybrook shall have entered into the Amended Sublease.

         (j) Consulting Agreement. MergerCo. shall have entered into a three (3) year consulting agreement (the "Consulting Agreement") with John M. Holahan, in substantially the form attached hereto as Exhibit D, pursuant to which Mr. Holahan will be paid $150,000 per year and will agree not to compete with Buyer for the period of the Consulting Agreement and for the period of two (2) years following the expiration thereof.

         (k) Share Exchange. The Share Exchange shall have occurred prior to the Effective Time of the Merger.

         (l) Opinion of Counsel. Harris, Beach & Wilcox, LLP, counsel to the Company, shall have delivered to the Buyer and MergerCo a written opinion of counsel in form and substance satisfactory to Buyer, subject to customary assumptions and qualifications, with respect to (i) the effectiveness of the Merger, (ii) the due incorporation, valid existence and good standing of the Company and its Subsidiaries, (iii) the validity, binding effect and enforceability of this Agreement, the Option Cancellation Agreements and the Warrant Cancellation Agreements and (iv) such other matters as MergerCo may reasonably request.

         (m) Company Certificate. The Company shall have delivered to the Buyer and MergerCo a certificate, dated as of the Closing Date and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, as to the satisfaction by it of the conditions set forth in subsections 7.2(a), 7.2(b), 7.2(d), 7.2(e) and 7.2(l).

         (n) Termination of Saunders Consulting Agreement. Each of the Company and E. Philip Saunders shall have executed and delivered to Buyer the Saunders Consulting Agreement Termination.

         (o) The Wyoming Lease and Real Estate Options. The Company and E. Philip Saunders and any other parties with an ownership or beneficial interest in the real property referred to Section 6.24 shall have entered into the Wyoming Lease and any other leases referred to in Section 6.24. The Company shall have terminated all option agreements for the lease or purchase of real property referred to Section 6.25.

         7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement shall have been true and correct in all material respects when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct in all material respects at and as of the Effective Time of the Merger, as if made at and as of such time; provided, however, that each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement that are qualified as to materiality, Material Adverse Effect or Material Adverse Change shall have been true and correct when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct at and as of the Effective Time of the Merger, as if made at and as of such time, in any such case, except as contemplated or permitted by this Agreement.

         (b) Performance of Obligations of the Buyer and MergerCo. The Buyer and MergerCo shall have performed and fulfilled, in all material respects, each of their respective obligations, covenants and agreements under this Agreement required to be performed by them at or prior to the Closing Date.

         (c) No Litigation. There shall not be instituted, pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success in the good faith opinion of the Company) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         (d) Opinion of Counsel. The Buyer's and MergerCo's legal counsel shall have delivered to the Company a written opinion of counsel in form and substance satisfactory to the Company, subject to customary assumptions and qualifications, with respect to (i) the validity, binding effect and enforceability of this Agreement and (ii) such other matters as the Company may reasonably request.

         (e) Buyer and MergerCo Certificate. The Buyer and MergerCo shall have delivered to the Company certificates, dated as of the Closing Date and signed on their behalf by their respective President and Chief Financial Officer, as to the satisfaction by them of the conditions set forth in subsections 7.3(a), 7.3(b) and 7.3(c).

         (f) Bring-Down Opinion of McDonald Investments Inc. If requested by the Board of Directors of the Company in accordance with Section 6.1(b), immediately prior to the mailing of the Proxy Statement to the shareholders of the Company, the Company shall have received the written bring-down fairness opinion of McDonald Investments Inc. dated as of such date, to the effect that as of the date of the meeting of the Board of Directors of the Company referred to in
Section 3.16, the financial consideration to be received by the shareholders of the Company pursuant to the Merger is fair to the holders of Company Common Shares from a financial point of view.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of any matters presented in connection with the Merger by the shareholders of the
Company:

         (a)      by the written agreement of Buyer and the Company;

         (b) by either Buyer or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger);

         (c) by either Buyer or the Company upon the Company's execution of a binding agreement with a third party with respect to a Transaction Proposal, provided that if the Company seeks to terminate this Agreement pursuant to this provision, the Company has complied with all provisions of this Agreement, including the notice provisions contained in Section 6.5(c), and provided further that, in either case, the Company, prior to such termination, pays the Immediate Termination Fee required in accordance with Section 9.2;

         (d) by Buyer in the event of a material breach by the Company of, or failure by the Company to perform in any material respect, any representation, warranty, covenant or other agreement of the Company contained in this Agreement, which cannot be or has not been cured within ten (10) days after the giving of written notice to the Company;

         (e) by the Company in the event of a material breach by MergerCo or Buyer of, or failure by MergerCo or Buyer to perform in any material respect, any representation, warranty, covenant or other agreement of MergerCo or Buyer contained in this Agreement, which cannot be or has not been cured within ten
(10) days after the giving of written notice to MergerCo or Buyer;

         (f) by Buyer if there has occurred or occurs a Material Adverse Change with respect to the Company, at any time after the date of this Agreement;

         (g) by Buyer, if at any time prior to the Shareholders Meeting, the Company's Board of Directors shall have failed to make its recommendation referred to in Section 6.1(d), withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Buyer (whether in accordance with Sections 6.1(d) and 6.5 or otherwise) or taken any position or action that is inconsistent with such recommendation (including, without limitation, recommending or not opposing any Transaction Proposal);

         (h) by either Buyer or the Company if the Company Shareholder Approval shall not have been obtained at the Shareholders Meeting;

         (i) by either Buyer or the Company if the fairness opinion provided to the Company's Board of Directors by McDonald Investments Inc. prior to the execution of this Agreement shall be withdrawn after and as a result of a Transaction Proposal that, in the reasonable opinion of McDonald Investments Inc., requires McDonald Investments Inc. to withdraw or not deliver such fairness opinion, or the bring-down fairness opinion of McDonald Investments Inc. referred to in Section 7.3(f), if requested by the Board of Directors of the Company in accordance with Section 6.1(b), is not delivered or shall be withdrawn for any reason;

         (j) by Buyer in the event that Buyer's environmental due diligence, including the environmental audits, conducted pursuant to Section 6.16 hereof, disclose environmental-related obligations, problems or other Liabilities that are reasonably estimated by Buyer to cost in the aggregate more than $2,000,000 (including the cost of investigation, consulting, remediation and compliance), net of any value reasonably expected by Buyer to be recovered from any existing insurance or other identified expected third party recoveries, that, in each case, have been disclosed by the Company to Buyer, all as adjusted for time and likelihood of occurrence, and all as determined by Buyer in its sole reasonable discretion and consistent, to the extent analogous, with Buyer's past practice; or

         (k) by either Buyer or the Company, if the Closing Date has failed to occur on or before August 31, 1999, except to the extent that such failure arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.1(k); provided, however, that if the only condition that has not been satisfied by the Company after reasonable best efforts is the Company's obligation to obtain Option Cancellation Agreements or Warrant Cancellation Agreements from each holder of Company Stock Options and Company Warrants, as the case may be, the foregoing date shall be extended by an additional thirty (30) calendar days.

         8.2 Effect of Termination. In the event of the termination of this Agreement by either the Company or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and shall have no further effect, without any Liability on the part of the Company, MergerCo or Buyer, except that the provisions of Sections 3.14 and 4.3 (relating to brokers), the last sentence of
Section 6.2 (relating to confidentiality), Section 6.22 (relating to non-solicitation of employees), this Section 8.2, Section 9.2 (relating to fees and expenses) and Section 9.7 (relating to third party beneficiaries) shall survive any such termination of this Agreement. Nothing contained in this section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement which occurs prior to the termination hereof.

         8.3 Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall be no amendment of this Agreement that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of
Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         8.5 Procedure for Termination, Amendment, Extension or Waiver. Any termination of this Agreement pursuant to Section 8.1, any amendment of this Agreement pursuant to Section 8.3 or any extension or waiver under this Agreement pursuant to Section 8.4, in order to be effective, shall require action by the Board of Directors (or its duly authorized designee) of the party terminating this Agreement, executing the amendment or granting the extension or waiver, as the case may be.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished as of the Effective Time of the Merger and none of the Company, Buyer and MergerCo, nor any officer, director or employee or shareholder thereof, shall have any Liability whatsoever with respect to any such representation or warranty after such time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         9.2      Fees and Expenses.

         (a)      Expenses.

                  (i) If this Agreement is terminated in connection with any of the circumstances described in Section 9.2(b) that require the payment of an Immediate Termination Fee (as set forth therein), or 9.2(c) in addition to the other amounts that will be or become payable pursuant to Section 9.2(b) or (c), the Company shall promptly reimburse Buyer and MergerCo in cash for all out-of-pocket expenses, disbursements and fees actually paid or payable by or on behalf of Buyer or MergerCo including to its respective accountants, attorneys, investment banks, brokers, financial or other advisors, commercial banks and other lending institutions (including, without limitation, up-front fees, ticking fees, commitment fees, administrative fees and interest expense in each case in respect of any proposed financing sources for the Merger), or actually paid or payable to the agents of or counsel to such commercial banks or lending institutions, in each case, whether incurred prior to, on or after the date hereof and arising out of, relating to, or incidental to, the discussion, evaluation, negotiation, documentation, financing, closing and existence of the transactions contemplated by this Agreement, the Voting Agreement or the Share Exchange Agreement (collectively, "Buyer Expenses") up to a maximum of $1,000,000.

                  (ii) If this  Agreement  is  terminated  by Buyer  pursuant to
         Section 8.1(d) or 8.1(f), the Company shall, as Buyer's sole remedy for such material breach or failure to perform (except as otherwise provided in Section 9.2(c)), promptly reimburse Buyer and MergerCo in cash for Buyer Expenses up to a maximum of $800,000. Notwithstanding the foregoing, if this Agreement is terminated by Buyer pursuant to
         Section 8.1(f) as a result of a Material Adverse Change with respect to the Company that results solely from economic or industry conditions that are outside of the Company's control and that affect all multi-unit truckstop or travel center operations (an "Industry-wide Material Adverse Change"), Buyer shall not be entitled to reimbursement of Buyer Expenses pursuant to this paragraph.

                  (iii) If this  Agreement is  terminated  by Buyer  pursuant to
         Section 8.1(j), the Company shall reimburse Buyer and MergerCo in cash for Buyer Expenses up to a maximum of $200,000.

                  (iv) If this  Agreement  is  terminated  by Buyer  pursuant to
         Section 8.1(d) or 8.1(f) and thereafter Buyer is entitled to a Deferred Termination Fee pursuant to Section 9.2(c)(i), the Company shall promptly reimburse Buyer and MergerCo in cash for Buyer Expenses up to a maximum of $1,000,000, minus any amount previously reimbursed by the Company pursuant to Section 9.2(a)(ii).

                  (v) If Buyer is entitled to expense reimbursement  pursuant to
         Section 9.2(a)(i), 9.2(a)(ii) or 9.2(a)(iv) (other than upon termination by Buyer pursuant to Section 8.1(f) as a result of an Industry-wide Material Adverse Change), Buyer shall, upon payment of all amounts due it pursuant to this Agreement, transfer its ownership interests to the Company or its designee in all title reports, survey work, appraisals and environmental audits relating to the Company's assets or properties, except to the extent Buyer is not permitted by law to transfer any of such assets. Notwithstanding the foregoing, Buyer shall be permitted to retain copies of any such title reports, survey work, appraisals and environmental audits transferred to the Company.

                  (vi) If this Agreement is terminated by the Company pursuant to Section 8.1(e), Buyer shall, as the Company's sole remedy for such material breach or failure to perform, reimburse the Company in cash for all out-of-pocket expenses, disbursements and fees actually paid or payable by or on behalf of the Company, including to its respective accountants, attorneys, investment banks, brokers, financial or other advisors, whether incurred prior to, on or after the date hereof and arising out of, relating to, or incidental to, the discussion, evaluation, negotiation, documentation, closing and existence of the transactions contemplated by this Agreement, the Voting Agreement or the Share Exchange Agreement (collectively, "Company Expenses") up to a maximum of $500,000. Notwithstanding the foregoing, Company Expenses shall not include any premiums, expenses, disbursements or fees paid by the Company in connection with the procurement of directors' and officers' liability insurance.


         (b) Immediate Termination Fee. If this Agreement is terminated pursuant to any of the following provisions:

                  (i) by the Company pursuant to Section 8.1(c), 8.1(i) or, after the existence of a Transaction Proposal, pursuant to 8.1(h) unless the only Transaction Proposal in existence at the time of the Shareholders Meeting arises under Section 6.5(b)(iii) and a majority of the Company Common Shares beneficially owned by the person or "group" described under said Section 6.5(b)(iii) are voted in favor of the transactions contemplated hereunder at the Shareholders Meeting (a "Non-Conforming Transaction Proposal") (in which case, no Immediate Termination Fee is payable hereunder).

                  (ii) by Buyer pursuant to Sections 8.1(c), 8.1(g) or 8.1(i) or, after the existence of a Transaction Proposal, pursuant to Section 8.1(h) unless the only Transaction Proposal in existence at the time of the Shareholders Meeting is a Non-Conforming Transaction Proposal (in which case, no Immediate Termination Fee is payable hereunder).

then the Company shall, simultaneously with such termination of this Agreement, pay Buyer a fee of $1,200,000 in cash, which amount shall be payable in same day funds (the "Immediate Termination Fee").

         (c)      Deferred Termination Fee.

                  (i) If this Agreement is terminated under any of the circumstances described in Section 9.2(a)(ii), other than a termination by Buyer pursuant to Section 8.1(f) as a result of an Industry-wide Material Adverse Change, and if, at any time prior to twelve (12) months following the termination of this Agreement, any Person (other than Buyer or MergerCo or any of their Affiliates) consummates a transaction that would otherwise constitute a Transaction Proposal in which the total initially announced value of the per share consideration for such transaction is equal to or exceeds the Merger Consideration, the Company shall pay to Buyer, immediately prior to the consummation of such transaction, a fee payable in same day funds in an amount equal to $1,200,000 (the "Deferred Termination Fee"); or

                  (ii) If (a) any Person (other than Buyer or MergerCo or any of their Affiliates) shall have made, proposed, communicated or disclosed a Transaction Proposal or (b) if, after the date of this Agreement and prior to any termination of this Agreement, any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (other than Buyer, MergerCo or any of their Affiliates) purchases or otherwise acquires, directly or indirectly, beneficial ownership of 10% or more of the outstanding Company Common Shares, and, in each case, if at any time prior to twelve (12) months following the termination of this Agreement pursuant to Section 8.1(k) any Person (other than Buyer or MergerCo or any of their Affiliates) consummates a transaction that would otherwise constitute a Transaction Proposal (or enters into a definitive agreement with respect to such a transaction which transaction is subsequently consummated), the Company shall pay to Buyer, immediately prior to the earlier of the execution of such definitive agreement or the consummation of such transaction, the Deferred Termination Fee. Notwithstanding the foregoing, for purposes of this Section 9.2(c)(ii), the percentage threshold required for a "Transaction Proposal" covered under Section 6.5(b)(iii) shall be increased from 20% or more of the outstanding Company Common Shares to 33 1/3% or more of the outstanding Company Common Shares.

         (d) Limitation to One Fee. In no event shall the Company be required to pay more than one fee pursuant to Section 9.2(b) or 9.2(c).

         (e) Other Expenses. Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Company shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement, as well as all SEC filing fees relating to the transactions contemplated herein and (ii) of obtaining any consents of any third party.

         9.3  Notices.  All  notices,   requests,   claims,  demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)      If to Buyer or MergerCo, to:

                  TravelCenters of America, Inc.
                  24601 Center Ridge Road
                  Suite 200
                  Westlake, OH 44145-5634
                  Attention:  Edwin P. Kuhn

                  with a copy to:

                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio  44114
                  Attention:  Philip M. Dawson, Esq.

         (ii)     If to the Company, to:
                  Travel Ports of America, Inc.
                  3495 Winton Place
                  Building C
                  Rochester, NY  14623
                  Attention:  E. Philip Saunders

                  with a copy to:

                  Harris, Beach & Wilcox, LLP
                  Granite Building
                  130 East Main Street
                  Rochester, NY  14604
                  Attention:  Thomas E. Willett, Esq.

         9.4 Definitions. In addition to the other capitalized terms which are defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

         An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and any Director, officer or controlling person of such Person.

         "Books and Records" means all books and records of the Company and its Subsidiaries relating to the businesses and properties of the Company or its Subsidiaries, including without limitation records relating to sales and purchases, personnel records, Tax Returns, and financial and operating data.

         A "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Standard Time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any contract, commitment, understanding, instrument, lease, pledge, mortgage, indenture, note, license, agreement, purchase or sale order, promise or similar arrangement evidencing or creating any obligation, whether written or oral.

         "Defined Benefit Plan" means any Pension Plan which is a defined benefit plan within the meaning of Section 3(35) of ERISA.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any foreign, federal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances and (k) all obligations of such Person in respect of fuel-supply hedging agreements and arrangements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Agent.

         "Knowledge," when used with respect to the Company or any Subsidiary of the Company, means the actual knowledge of the following officers and employees or consultants (as well as any of their successors) of the Company or its
Subsidiaries: E. Philip Saunders, John M. Holahan and William Burslem III, and, without duplication, the employees with direct supervisory authority over financial, marketing, merchandising, environmental, tax, labor, employee benefits and real estate matters or any of the foregoing, in each case after reasonable investigation and inquiry. Notwithstanding the foregoing, for purposes of Section 3.12 and 3.28, "Knowledge" shall also include the actual knowledge of Gerry Beiermann and, in the case of Section 3.12, shall also include the actual Knowledge of each of the general managers of each site operated by the Company or any Subsidiary.

         "Liabilities" means responsibilities, obligations, duties, commitments, claims and liabilities of any and every kind, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise.

         "Lien" means any lien, charge, covenant, condition, easement, adverse claim, demand, encumbrance, limitation, security interest, option, pledge, or any other title defect or restriction of any kind.

         "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any change or effect that either individually or in the aggregate with all other such changes or effects, is, or is reasonably likely to be, materially adverse to the business, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole and the terms "material" and "materially" shall have correlative meanings; provided, however, that no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred as a result of any one or more of (i) a change with respect to, or affecting the Company resulting from expenses (such as legal, accounting and investment bankers' fees), that are known or reasonably contemplated as of the date hereof by Buyer to be incurred by the Company in connection with this Agreement or (ii) any financial change resulting from actions specifically required by this Agreement.

         "Multiemployer Plan" means any multiemployer plan within the meaning of
Section 3(37) of ERISA.

         "Other Plan" means any employment, noncompetition, management, agency or consulting arrangement, bonus, profit sharing, deferred compensation, retirement, incentive, stock option, stock ownership or stock purchase plan, or similar plan, policy or arrangement, whether or not in written form, which does not constitute an Employee Benefit Plan and which is not disclosed in Section
3.10 of the Disclosure Schedule.

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         A "Subsidiary" of any Person means another Person, an amount of the voting securities, voting membership interests, voting partnership interests or other voting interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which, are owned directly or indirectly by such first Person.

         "Welfare Plan" means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, other than a Multiemployer Plan.

         9.5 Interpretation. When a reference is made in this Agreement to a section or schedule, such reference shall be to a section of or schedule to this Agreement unless otherwise indicated. The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and this Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the other agreements referred to herein (including, without limitation, the Confidentiality Agreement dated October 19, 1998) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies upon any Persons other than the parties hereto.

         9.8 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND ENTIRELY TO BE PERFORMED WITHIN SUCH STATE AND SUCH FEDERAL LAWS AS MAY BE APPLICABLE. THE LAWS OF NEW YORK SHALL NOT BE APPLICABLE IN ANY WAY TO THE TERMS OF THIS AGREEMENT.

         9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Buyer or MergerCo may, without the Company's prior written consent, assign its rights under this Agreement to any of the Buyer's Subsidiaries or any financial institution that requires such assignment in connection with such financial institution's agreement to provide financing to either Buyer or MergerCo. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         9.10 Enforcement. Except as provided by Section 9.2 in connection with a termination as set forth therein, the parties agree that irreparable damage would occur if any provision of any covenant or agreement contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of any covenant or agreement contained in this Agreement and to enforce specifically the terms and provisions thereof. Notwithstanding the foregoing, the parties cannot seek specific performance for those covenants or agreements contained in Sections 2.2(b) or 6.12 the satisfactory performance of which are solely within the control of a third-party.

         IN WITNESS WHEREOF, Buyer, MergerCo and the Company have caused this Agreement to be signed by their duly authorized, respective officers, all as of the date first written above.


                                TRAVELCENTERS OF AMERICA, INC.
                                ("Buyer")


                                By:
                                Name: Edwin P. Kuhn
                                Title:    President and Chief Executive Officer



                                TP ACQUISITION, INC.
                                ("MergerCo")


                                By:
                                Name: Edwin P. Kuhn
                                Title:    President and Chief Executive Officer



                                TRAVEL PORTS OF AMERICA, INC.
                                (the "Company")


                                By:
                                Name:
                                Title:


                              TABLE OF DEFINITIONS

                                 Definition Page



1995 Warrant Agreement........................................................5
1998/1999 Capital Budget.....................................................17
Affiliate....................................................................19
Affiliate....................................................................50
Agreement.....................................................................1
Amended Sublease.............................................................37
Antitrust Laws...............................................................32
Books and Records............................................................50
Business day.................................................................50
Buyer.........................................................................1
Buyer Expenses...............................................................46
Cephas Warrant Agreement......................................................5
Certificate of Merger.........................................................2
Certificates..................................................................6
Closing.......................................................................2
Closing Date..................................................................2
Code.........................................................................50
Company.......................................................................1
Company Common Shares.........................................................1
Company Expenses.............................................................47
Company Preferred Shares......................................................8
Company Shareholder Approval..................................................1
Company Stock Option Plans....................................................4
Company Stock Options.........................................................4
Company Warrant...............................................................5
Company's Bonus Plan.........................................................35
Consulting Agreement.........................................................42
Contract.....................................................................50
Convertible Debentures........................................................5
Convertible Debt Securities...................................................5
Convertible Note..............................................................5
Date Data....................................................................13
Deferred Termination Fee.....................................................48
Defined Benefit Plan.........................................................50
Disclosure Schedule...........................................................8
Effective Time of the Merger..................................................3
Employee Benefit Plan........................................................50
Environmental Claim..........................................................16
Environmental Laws...........................................................16
Environmental Permits........................................................16
ERISA........................................................................50
ERISA Affiliate..............................................................13
Exchange Act.................................................................50
Exchange Agent................................................................6
Exchange Fund.................................................................7
Excluded Shares...............................................................3
Governmental Entity..........................................................50
Griffith Supply Agreement....................................................38
Hazardous Materials..........................................................16
HSR Act......................................................................50
Immediate Termination Fee....................................................48
Indebtedness.................................................................51
Indemnified Party............................................................38
Industry-wide Material Adverse Change........................................47
Intellectual Property Rights.................................................19
Knowledge....................................................................51
Leasehold Premises...........................................................22
Leases.......................................................................22
Liabilities..................................................................51
Lien.........................................................................51
Material.....................................................................51
Material Adverse Change......................................................51
Material Adverse Effect......................................................51
Material Contracts...........................................................17
Material Intellectual Property Rights........................................19
Material Permits.............................................................20
Materially...................................................................51
Maybrook.....................................................................37
Merger........................................................................1
Merger Consideration..........................................................2
MergerCo......................................................................1
MergerCo Disclosure Schedule.................................................26
Millennium Compliant.........................................................12
Multiemployer Plan...........................................................52
Nasdaq.......................................................................32
Non-Conforming Transaction Proposal..........................................48
Notice of Transaction Proposal...............................................34
NYBCL.........................................................................2
Option Cancellation Agreement.................................................4
Other Plan...................................................................52
Owned Properties.............................................................22
Pension Plan.................................................................52
Perk.........................................................................25
Perk Related Parties.........................................................25
Permits......................................................................16
Permitted Encumbrances.......................................................21
Person.......................................................................52
Proxy Statement..............................................................10
Saunders Consulting Agreement Termination....................................38
SEC..........................................................................52
SEC Documents................................................................10
SEC Financial Statements.....................................................10
Securities Act...............................................................52
Severance Plan...............................................................36
Share Exchange................................................................1
Share Exchange Agreement......................................................1
Shareholders Meeting.........................................................31
Subsidiary...................................................................52
Superior Transaction Proposal................................................34
Surviving Corporation.........................................................2
Tax Return...................................................................15
Taxes........................................................................15
Transaction Proposal.........................................................33
Travel Ports 401(k) Plan.....................................................35
Treasury Shares...............................................................3
Voting Agreement..............................................................1
WARN Act.....................................................................30
Warrant Agreements............................................................5
Warrant Cancellation Agreement................................................5
Welfare Plan.................................................................52
Wyoming Lease................................................................39




                                   EXHIBIT 99
FOR IMMEDIATE RELEASE
CONTACT: Michael O'Connor                            John M. Holahan
         TravelCenters of America                    Travel Ports of America
         440-808-3049                                716-272-1810

                       TravelCenters of America Announces
                  Agreement to Acquire Travel Ports of America

         WESTLAKE, Ohio, February 26, 1999 --- TravelCenters of America (TA) and Travel Ports of America today announced the execution of a merger agreement by TA to acquire Travel Ports of America (Nasdaq: TPOA) through the acquisition for cash of all outstanding shares of Travel Ports for $4.30 per share, except as described below. This represents a 32.3 percent premium to Travel Ports closing share price February 25, 1999, of $3.25.
         Under the terms of the merger agreement, unanimously approved by both company boards, TA will pay an aggregate of approximately $40.5 million in cash as consideration for the sale of all outstanding shares of Travel Ports. The transaction is expected to be completed during the second quarter of this year, subject to regulatory and shareholder approvals, as well as the satisfaction of selective due diligence matters and other customary closing conditions. In connection with the merger agreement, certain shareholders beneficially owning, in the aggregate, approximately 36 percent of the outstanding common shares of Travel Ports have agreed to vote all of their shares for the approval of the transaction at the Travel Ports shareholder meeting to be held to consider the merger proposal.
         In addition, TA has entered into an agreement with Travel Ports Chairman and CEO E. Philip Saunders pursuant to which he will exchange approximately 653,000 common shares of Travel Ports for TA shares in an amount equal to between two and three percent of the outstanding TA voting shares. The share exchange will take place immediately prior to the consummation of the merger.
         The acquisition by TA of Travel Ports, a regional network of 16 travel centers located primarily in the Northeast, will expand the TA network to 162 locations in 40 states coast-to-coast, and enable TA to provide more comprehensive service to trucking companies in the northeastern United States. Late last year, TA completed the acquisition of Burns Bros. Travel Stops, which included 17 Burns Bros. facilities located primarily in the western and northwestern United States.
         "TA's acquisition of Travel Ports, recognized as one of the leading regional travel centers in the nation, is a natural fit," said TA President and Chief Executive Officer Ed Kuhn. "Our operating philosophies and commitment to quality products and services parallel one another. Most importantly, our combined customer base will benefit by the addition of more fueling locations, consolidated billing and consistent customer programs and policies."
         The merger of the companies will bring together two of the industry's first travel center networks and reunites Truckstops of America, now TravelCenters of America, with its original founder, Phil Saunders. "In addition to sharing a common heritage, we have respectively earned industry-wide reputations for our uncompromising commitment to serving highway travelers," said Mr. Saunders. Saunders will be nominated for appointment to the board of TravelCenters of America following the completion of the acquisition.
         Both TA and Travel Ports are strategically positioned to offer the travel center concept to a wide cross-section of highway travelers, including large truck fleet customers, owner-operators and motorists. The development of full-service, state-of-the-art facilities, along with a wide array of offerings, including diesel fuel, gasoline, restaurants, retail stores, truck service and maintenance shops, fast-food restaurants, motels, showers and game rooms are key elements to both companies' long-term strategic plans.
         Travel Ports, headquartered in Rochester, New York, operates 16 locations in seven states. TA, with a network of 146 travel centers nationwide, would employ a workforce of 11,500 upon completion of the transaction. The company is headquartered in Westlake, Ohio, a Cleveland suburb.
         This press release contains forward-looking statements based on current expectations that are covered under the "safe harbor" provision within the Private Securities Litigation Reform Act of 1995. Actual results and events related to the acquisition may differ materially from those anticipated as a result of risks and uncertainties that include, but are not limited to, the successful completion of this transaction, the effective integration of Travel Ports into TA, the overall economic, market and industry conditions, as well as the risks described from time to time in TA and Travel Ports reports filed with the Securities and Exchange Commission.